UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Rosetta Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROSETTA RESOURCES INC.

1111 Bagby Street, Suite 1600

Houston, Texas 77002

April 4, 2014

Dear Rosetta Stockholder:

I am pleased to invite you to Rosetta’s Annual Meeting of Stockholders. The Annual Meeting will be held at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby Street, Houston, Texas 77002, on Friday, May 16, 2014 at 9:00 a.m., Central time.

The Notice of Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the Annual Meeting. At the Annual Meeting, stockholders will be asked to vote on the following items:

•	the election of seven directors to Rosetta’s Board of Directors;

•	the approval of an advisory vote on executive compensation; and

•	the ratification of the appointment of Rosetta’s independent registered public accounting firm.

We hope you can join us on May 16, 2014. Whether or not you can attend personally, it is important that your shares are represented at the meeting. We value your opinions and encourage you to participate in this year’s Annual Meeting by voting your proxy. You may vote by Internet or by telephone using the instructions on the proxy card, or by signing your proxy card and returning it in the envelope provided. You can also attend in person and vote at the Annual Meeting.

Sincerely,

James E. Craddock

Chairman of the Board, Chief Executive Officer and President

ROSETTA RESOURCES INC.

1111 Bagby Street, Suite 1600

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 16, 2014

To the Stockholders of

Rosetta Resources Inc.:

The Annual Meeting of Stockholders of Rosetta Resources Inc., a Delaware corporation (the “Company,” “Rosetta,” “we,” “us” or “our”), will be held on Friday, May 16, 2014 at 9:00 a.m., Central time, at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby Street, Houston, Texas 77002, for the following purposes:

1.	To elect seven directors to the Board of Directors of the Company;

2.	To conduct an advisory vote on executive compensation;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014; and

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 21, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders will be available for examination at the offices of the Company at 1111 Bagby Street, Suite 1600, Houston, Texas 77002 during ordinary business hours for a period of 10 days prior to the meeting.

All stockholders are cordially invited to attend the meeting. Stockholders are urged to vote, whether or not they plan to attend the meeting. Please take time to vote by following the Internet or telephone voting instructions provided on the accompanying proxy card, or you may complete, date and sign the accompanying proxy card and return it in the postage-paid return envelope provided. You may revoke your proxy at any time before the vote is taken by following the instructions in this Proxy Statement.

By Order of the Board of Directors of

ROSETTA RESOURCES INC.

Karen Paganis

Assistant General Counsel and Corporate Secretary

Houston, Texas

April 4, 2014

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON FRIDAY, MAY 16, 2014

The Company’s Notice of Annual Meeting, Proxy Statement, and the 2014 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com.

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GENERAL INFORMATION

Q:	What am I voting on?

A:	1.	The election of James E. Craddock, Matthew D. Fitzgerald, Philip L. Frederickson, Carin S. Knickel, Holli C. Ladhani, Donald D. Patteson, Jr., and Jerry R. Schuyler to the Board of Directors;

	2.	The approval of an advisory vote on executive compensation; and

	3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.

Q:	Who can vote?

A:	Stockholders as of the close of business on March 21, 2014 are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares either in person or by proxy. To vote by proxy, you may vote via telephone by using the toll-free number listed on the proxy card, via the Internet at the website for Internet voting listed on the proxy card, or you may mark, date, sign, and mail the enclosed proxy card in the postage-paid envelope. Giving a proxy will not affect the right to vote the shares if you attend the Annual Meeting and want to vote in person – by voting in person you automatically revoke the proxy. If you vote the shares in person, you must present proof that you own the shares as of the record date through brokers’ statements or similar proof and identification. You also may revoke the proxy at any time before the meeting by giving the Corporate Secretary written notice of the revocation or by submitting a later-dated proxy. If you return the signed proxy card but do not mark the voting preference, the individuals named as proxies will vote the shares in accordance with the recommendations of the Board of Directors as set forth below.

Q:	How does the Board recommend I vote on the proposals?

A.	1.	The Board unanimously recommends that you vote FOR the election of each of the Board’s director nominees.

	2.	The Board unanimously recommends that you vote FOR the approval of the advisory resolution on executive compensation.

	3.	The Board unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.

Q:	How many shares can vote?

A:	As of the record date, March 21, 2014, Rosetta had outstanding 62,009,871 shares of common stock. Each share of common stock is entitled to one (1) vote. Each share of restricted common stock held by Rosetta’s employees and independent directors is entitled to one (1) vote, regardless of any outstanding vesting period.

Q:	What routine matters will be voted on at the Annual Meeting?

A:	The ratification of the appointment of the independent registered public accounting firm is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

Q:	How many votes are needed to approve each of the proposals?

A:

A nominee for director shall be elected to the Board if the director nominee receives an affirmative vote of a majority of the votes cast. Abstentions and broker non-votes do not count as “votes cast” with respect to this proposal and therefore will not affect the outcome of the election. Pursuant to our Board Governance Guidelines, each nominee has submitted a contingent resignation letter and should a nominee for director currently serving on the Board (a “holdover director”) fail to receive the required number of votes for election, his or her resignation will be deemed submitted to the Board. In such case, the Nominating and

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Corporate Governance Committee of the Board will consider and recommend to the Board whether to accept or decline such resignation, considering any factors that the Committee deems relevant. The Board will then act with respect to such holdover director within ninety days from the date of the certification of the election results.

The ratification of the appointment of the independent registered public accounting firm, and the approval, by non-binding vote, of executive compensation require the affirmative vote of a majority of votes cast at the Annual Meeting. For these purposes, abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the proposals and therefore will not affect their outcome.

Q:	What is a broker non-vote?

A:	Under the Marketplace Rules of the NASDAQ Stock Market LLC (“NASDAQ”), brokers may vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Brokers may not vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. Non-voted stock on non-routine matters are called “broker non-votes.”

Q:	Can I vote on other matters?

A:	We do not expect any other matter to come before the meeting. We did not receive any stockholder proposals by the date required for such proposals to be considered. If any other matter is presented at the Annual Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on such matters at their discretion.

Q:	Who is soliciting my proxy?

A:	The Board of Directors of Rosetta Resources Inc. is sending you this Proxy Statement in connection with the solicitation of proxies for use at Rosetta’s 2014 Annual Meeting of Stockholders. Certain directors, officers and employees of Rosetta may also solicit proxies on our behalf by mail, phone, fax or in person. We have retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $8,500 plus reimbursement of out-of-pocket expenses.

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ROSETTA RESOURCES INC.

1111 Bagby Street, Suite 1600

Houston, Texas 77002

PROXY STATEMENT

For Annual Meeting of Stockholders

To Be Held on May 16, 2014

INTRODUCTION

The accompanying proxy, mailed together with this Proxy Statement, is solicited by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Rosetta Resources Inc., a Delaware corporation (the “Company,” “Rosetta,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 9:00 a.m., Central time, on May 16, 2014 at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby Street, Houston, Texas 77002, and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders of the Company is April 4, 2014.

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no directions are given, the shares will be voted in accordance with the recommendations of the Board of Directors. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to Karen Paganis, Assistant General Counsel and Corporate Secretary, Rosetta Resources Inc., 1111 Bagby Street, Suite 1600, Houston, Texas 77002, or by voting at a later time by Internet or telephone, by submitting a proxy bearing a later date or by attending the meeting and voting in person. No revocation by written notice or by delivery of another proxy shall be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

Only stockholders of record of the Company’s common stock, par value $0.001 per share, at the close of business on March 21, 2014, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, Rosetta had outstanding 62,009,871 shares of common stock, each of which is entitled to one (1) vote. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for establishing a quorum.

Voting Procedures and Tabulation

Stockholders of record of common stock of the Company may vote in person at the meeting, via Internet or telephone, or by signing, dating, and returning the proxy card in the accompanying postage-paid envelope. Stockholders whose shares of common stock of the Company are held in the name of a bank, broker or other holder of record (that is, in “street name”) will receive separate instructions from such holder of record regarding the voting of proxies.

Rosetta will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties.

The inspectors will tabulate the number of votes cast for, against or withheld from each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD

Board of Directors

The Board of Directors currently consists of seven directors. All seven current directors are standing for reelection. Other than James E. Craddock, Chairman of the Board, Chief Executive Officer and President, all of the Board members standing for reelection meet the independence criteria under the NASDAQ rules.

Each Board member serves a one-year term or until such Board member’s successor is duly elected to serve on the Board. In addition, our Bylaws provide that the authorized number of directors which shall constitute the whole Board of Directors may be changed by resolution duly adopted by the Board. Any vacancies and additional directorships resulting from an increase may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum.

During 2013, the Board met nine times and acted by unanimous written consent two times. Each director attended all of the meetings of the Board of Directors of which such director was entitled to attend the meeting, either in person or by telephone. All of the directors who were members of the Board of Directors at the time attended the 2013 Annual Meeting of Stockholders. Pursuant to our Governance Guidelines (defined below), our directors are expected to attend all annual meetings of stockholders.

Committees of the Board

The Board of Directors has established three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee and Audit Committee Financial Expert. The Audit Committee appoints the independent registered public accounting firm to audit our financial statements and oversee the annual audit. The Audit Committee also approves any other services provided by the public accounting firm. The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, relating to the integrity of the quarterly and annual financial statements, the compliance with legal and regulatory requirements governing the preparation and reporting of financial information, the independent registered public accounting firm’s qualifications and independence, and the performance of the internal audit function. It is the responsibility of the Audit Committee to maintain free and open communication with the independent registered public accounting firm, the internal accounting function and management of the Company. Additionally, the Audit Committee obtains and reviews an audit report prepared by the Company’s independent reserve engineering consultants regarding the evaluation of the Company’s reserves. Messrs. Matthew D. Fitzgerald and Donald D. Patteson, Jr. and Ms. Holli C. Ladhani serve on the Audit Committee, and are all “independent” under NASDAQ rules and the rules of the Securities and Exchange Commission (“SEC”). Mr. Fitzgerald, Chairman of the Audit Committee, Mr. Patteson and Ms. Ladhani are “Audit Committee financial experts” as defined under the rules of the SEC.

The Audit Committee met six times during 2013. Each member of the Audit Committee attended all of the meetings, either in person or by telephone, except Ms. Ladhani was absent from one meeting. Ms. Ladhani joined the Board in October 2013 and was appointed to the Audit Committee. She had a previous commitment and was unable to attend the November 4, 2013 Audit Committee meeting. She has attended all other board and committee meetings during her tenure on the Board of Directors. A report of the Audit Committee is included in this Proxy Statement. A copy of the Audit Committee’s charter is posted in the “Governance” section of our website at www.rosettaresources.com.

Compensation Committee. The Compensation Committee reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to compensation and benefits, and administers the Company’s long-term incentive plan. Pursuant to the Compensation Committee charter, the Compensation Committee determines the compensation of senior executives of the Company. Ms. Carin S. Knickel and Messrs. Donald D. Patteson, Jr. and Jerry R. Schuyler serve on the Compensation Committee and each is “independent” under NASDAQ rules, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Chairman is Ms. Knickel. The Compensation Committee met five times during 2013. Each member of the Compensation Committee was present, either in person or by telephone, at all meetings during 2013 for which he or she was a member of the committee. A copy of the Compensation Committee’s charter is posted in the “Governance” section of our website at www.rosettaresources.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board, recommending director nominees for election at the Annual Meeting of Stockholders or for appointment to fill vacancies, recommending the election of officer candidates, monitoring the independence of Board members, ensuring the availability of director education programs, and advising the Board about the appropriate composition of the Board and its committees. The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board, makes a report to the Board on succession planning and evaluates potential successors to the CEO with the Board. Messrs. Philip L. Frederickson and Jerry R. Schuyler and Mses. Carin S. Knickel and Holli C. Ladhani serve on the Nominating and Corporate Governance Committee, and are all “independent” under NASDAQ rules. The Chairman is Mr. Frederickson. The Nominating and Corporate Governance Committee met four times in 2013. Each member of the Nominating and Corporate Governance Committee was present, either in person or by telephone, at all meetings during 2013 for which he or she was a member of the committee. A copy of the Nominating and Corporate Governance Committee’s charter is posted in the “Governance” section of our website at www.rosettaresources.com.

Corporate Governance

Board of Directors Governance Guidelines and Other Governance Documents. The Board of Directors has adopted the Board of Directors Governance Guidelines (“Governance Guidelines”) to govern the qualifications and conduct of the Board. The Governance Guidelines are posted in the “Governance” section of our website at www.rosettaresources.com together with the following governance documents:

•	Amended and Restated Bylaws,

•	Code of Business Conduct and Ethics (the “Ethics Code”),

•	Audit Committee Charter,

•	Compensation Committee Charter,

•	Nominating and Corporate Governance Committee Charter,

•	Non-Employee Director Stock Ownership Guidelines, and

•	Officers Stock Ownership Guidelines.

These documents are also available in print to any stockholder requesting a copy in writing from the Corporate Secretary of the Company at 1111 Bagby Street, Suite 1600, Houston, Texas 77002.

Director Independence. The standards applied by the Board of Directors in affirmatively determining whether a director is “independent” in compliance with the listing standards of NASDAQ generally provide that a director is not independent if: (a) the director is, or in the past three years has been, an employee of Rosetta or any of its subsidiaries; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of Rosetta or any of its subsidiaries; (c) the director or a member of the director’s immediate family has received more than $100,000 in compensation from Rosetta or any of its subsidiaries during any period of twelve consecutive months within the three years preceding the determination of independence other than compensation for service as a director, compensation of a family member who is an employee but not an executive officer or benefits under a tax-qualified retirement plan or non-discretionary plan; (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, or has worked for such firm in any capacity on Rosetta’s audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where a Rosetta executive officer serves on the compensation committee of such company; or (f) the director or a member of the director’s immediate family is a partner in, a controlling stockholder of or an executive officer of a company that makes payments to, or receives payments from, Rosetta or any of its subsidiaries in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or five percent of the consolidated gross revenues of the company receiving the payment.

The Board of Directors, applying the standards referenced above, affirmatively determined that six of its members, Messrs. Fitzgerald, Frederickson, Patteson and Schuyler and Mses. Knickel and Ladhani, constituting more than a majority of the Board, are independent under NASDAQ rules. The Board of Directors also determined that all members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent.

Independent Directors/Executive Sessions. In 2013, during Board and committee meetings, the independent directors met eighteen times in executive session, outside of the presence of members of the management team. The Audit Committee meets with the independent registered public accounting firm without anyone else present except for the other independent directors.

Board Leadership Structure and Role in Risk Oversight. The Board has employed a combined chairman and chief executive officer leadership structure with a separate lead independent director position over the past several years. The Board believes that this leadership structure is currently best for the Company, as it appropriately balances the need for the chief executive officer to manage the daily activities of the Company and provides for a lead independent director to oversee the executive sessions of the independent directors and enhances the relationship between the Board and the Chairman, CEO and President. The Board reconsidered this structure in early 2013 when Mr. Craddock was appointed Chairman, CEO and President and concluded that the interests of the stockholders are best served through the continuation of a leadership model that has a combined chairman and chief executive officer position and a lead independent director. Mr. Craddock, as the current CEO of the Company, possesses an in-depth knowledge of the industry and the Company. This includes his knowledge of the Company’s current operations and strategy, as well as new opportunities for the Company. The Board believes that these experiences and insights put him in the best position to provide broad leadership for the Board of Directors as it considers the Company’s strategy in the future. The Board believes this leadership structure enhances the Board’s role in risk oversight as Mr. Craddock is in a position to identify and elevate the most critical business issues for consideration by the Board. However, if circumstances change, the Board retains authority to separate the positions of Chairman and CEO at any time.

The Board is actively involved in risk oversight for the Company. The Board believes it is a Board-level function to provide oversight to the Company in the management of risks. The Board recognizes there is a balance between risk and reward and believes the Company’s overall risk profile is appropriate. While certain risks are in the purview of committees of the Board and are scrutinized at the committee level, the full Board has responsibility for risk oversight. The committees regularly report their risk-oversight activities to the full Board.

Management of the Company takes a comprehensive approach to risk management, with the view that risk is inherent in every action taken by the Company. Management of risk is a responsibility of employees at all levels. As management refines the strategic plan for the Company on a regular basis, it assesses specific areas of risk to implementation of the strategy. The Company has also developed an enterprise risk management program to assess and manage key risks to the Company. Regular operational and strategic briefings are provided to the Board and inherent risks are discussed with the Board. The Board receives a briefing on the enterprise risk management process on an annual basis.

Through the Audit Committee, the Board monitors financial risk and hedging activities. The internal audit function is responsible for monitoring the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002 and for financial and operational audits. The internal audit function reports directly to the Audit Committee, while the Chief Financial Officer has administrative responsibility for the internal audit function.

The Compensation Committee monitors risks associated with compensation practices for the Company. While the Company does not believe that any of our compensation policies create risks that are reasonably likely to have a material adverse effect on the Company, the Board believes that it is important to articulate our major policies and how they incentivize actions and decisions that benefit stockholders.

•	First, because Rosetta provides a portion of compensation to many of our employees in the form of restricted stock, a majority of our employees are stockholders. Like the shares granted to our executives, the restricted stock granted to employees vests over three years. We believe this vesting period helps to ensure that both employees and executives take actions and make decisions which contribute to long-term positive performance, thus aligning us with the long-term interests of our stockholders.

•	Second, we believe our annual bonus plan measures the behaviors that contribute to the success of an exploration and production business. We base our payout on the following equally-weighted metrics: production volumes (barrels of oil equivalent (“BOE”)/day), reserves added, finding costs, earnings before interest, taxes, depreciation and amortization (“EBITDA”), lifting and operating expenses and general and administrative expenses per unit produced. We also reserve the right to modify the annual bonus payout for any sound business reason such as comparative performance against the industry, environmental, health and safety performance, long-term inventory development, and ability to pay. The bonus plan metrics are designed with diversified measures and compensating objectives that we consider very beneficial to overall financial performance. For example, adding costly reserves may help us exceed the reserve goal, but doing so would likely cause us to fall short of the finding and development cost goal.

We believe that the granting of restricted stock to the vast majority of our employees and the bonus plan we utilize promote behavior that is consistent with the interests of our stockholders, both in the short-term and the long-term. Further, a significant portion of executive compensation is in the form of long-term compensation, including performance share units, which is paid over time. For further discussion of Rosetta’s compensation philosophy, see “Compensation Discussion and Analysis.”

Board Composition. The Nominating and Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrates an ability to make a meaningful contribution to the Board’s oversight of the business and affairs and has a reputation for ethical conduct. Nominees for director will include individuals who, taking into account their diversity, skills, and experience in the context of the needs of the Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance the Board’s ability to manage and direct the affairs and business of the Company. Although we do not have a policy on diversity for Board members, it is a factor in assessing potential directors. Diversity not only encompasses racial and gender diversity, but it also relates to diversity of experience and background in an effort to ensure that our directors have a strong and well-balanced foundation of skills and experiences.

Once the Nominating and Corporate Governance Committee identifies particular characteristics, experience and skills needed to fill a particular position on the Board, the Nominating and Corporate Governance Committee identifies qualified candidates by referral of individuals who meet the criteria from the current directors and executive officers. The Nominating and Corporate Governance Committee has authority to engage firms that specialize in identifying qualified director candidates. The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. After the Nominating and Corporate Governance Committee has identified a potential candidate, it collects and reviews available information regarding the individual, and if the committee determines that the candidate warrants further consideration, the Chairman or another committee member will contact the person. Generally, if the individual expresses a willingness to be considered for election to the Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the individual’s qualifications, engage a third party to conduct a background investigation, and conduct one or more interviews with the candidate. When the Nominating and Corporate Governance Committee has completed this process, it makes a recommendation to the full Board.

Board’s Interaction with Stockholders. The CEO and other officers are responsible for establishing effective communications with the stockholders. In accordance with this policy, management speaks for the Company. This policy does not preclude independent directors from meeting with stockholders, but where appropriate, management should be present at such meetings. Stockholders may submit communications to directors by writing to the Corporate Secretary of the Company at the executive offices set forth in this Proxy Statement under “Additional Information - Stockholder Communications with the Board of Directors.”

Business Conduct and Ethics. The Ethics Code requires all of our directors, officers and employees to adhere to certain basic principles that uphold the Company’s guiding values of integrity, accountability and professionalism. The Ethics Code requires such individuals to comply with the law, avoid conflicts of interest, compete fairly and honestly, maintain a safe and healthy work environment, and preserve Company assets. The Ethics Code includes specific compliance procedures and a mechanism for reporting violations to a supervisor, the Internal Audit Department, or to the General Counsel and Chief Compliance Officer. We have established an “ethics hotline” for employees and other interested parties to use and a procedure for maintaining anonymity with respect to an employee reporting a violation of the Ethics Code. The phone number is 1-877-888-0002. You can access the Ethics Code in the “Corporate Governance” section of our website at www.rosettaresources.com. Changes in or waivers of the Ethics Code may be made only by the Board of Directors or, in the case of any change or waiver of the Ethics Code for the principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions (collectively, the “principal officers”), only by the independent directors of the Board of Directors. All changes in or waiver of the Ethics Code for the principal officers will be promptly disclosed as required by law or stock exchange regulations, and will be provided on our website.

Securities Trades Policy. The Company Securities Trades Policy applies to the Board of Directors as well as officers and employees of Rosetta. The Company considers it improper and inappropriate for any director, officer or employee of the Company to engage in short-term or speculative transactions in the Company’s securities. All directors, officers and employees are prohibited from engaging in short sales, engaging in any derivative transactions in the Company’s securities, holding Company securities in a margin account, or pledging Company securities as collateral for a loan.

Political Involvement. While individuals are encouraged to make personal political contributions as guided by their personal convictions, it is the Company’s policy not to make contributions to political candidates.

Directors’ Continuing Education. The Governance Guidelines require directors to participate in continuing education in subjects relevant to the duties of a director. While the Company arranges for director education presentations around the regular meetings of the Board of Directors, the directors also attend continuing education programs provided by independent organizations. To assist the Board of Directors in remaining current with their board duties, committee responsibilities and the many important developments impacting their business and company, the Company participates in the NYSE-Corporate Board Member Board Leadership Program. This program offers our directors access to a wide range of in-person, peer-based and webinar educational programs on corporate governance, committee duties and board leadership and industry developments.

PROPOSAL 1

ELECTION OF DIRECTORS

As of the date of this Proxy Statement, the Company’s Board consists of seven directors, all of whom will stand for election, and six of whom are independent under NASDAQ rules. Information regarding the business experience and qualifications of each nominee is provided below. All directors are elected annually to serve until the next Annual Meeting and until successors are elected.

Directors are elected by a majority vote of the shares present at the Annual Meeting if the election is uncontested, which means the number of candidates for the board do not outnumber the positions available. Since this director election is uncontested, the director nominees receiving an affirmative vote of a majority of the votes cast are elected. If you sign the proxy card but do not give instructions with respect to the voting of directors, the proxy holders will vote in favor of the seven persons recommended by the Board. Pursuant to our Governance Guidelines, each nominee has submitted a contingent resignation letter, and should a nominee for director currently serving on the Board (a “holdover director”) fail to receive the required number of votes for election, his or her resignation will be deemed submitted to the Board. In such case, the Nominating and Corporate Governance Committee of the Board will consider and recommend to the Board whether to accept or decline such resignation, considering any factors that the Committee deems relevant. The Board will then act with respect to such holdover director within ninety days from the date of the certification of the election results.

The Board expects that all of the nominees will be available to serve as directors as indicated. If any nominee should become unavailable, however, the proxy holders will vote for a nominee or nominees who would be designated by the Board of Directors unless the Board chooses to reduce the number of directors serving on the Board.

Company Nominees for Director

James E. Craddock, age 55, has served as a Director for Rosetta since February 2013. In February 2013, Mr. Craddock was named Chairman, Chief Executive Officer and President of Rosetta. Mr. Craddock joined Rosetta in April 2008 as Vice President, Drilling and Production Operations and was named a Senior Vice President in January 2011. From April 2006 to March 2008, Mr. Craddock was Chief Operating Officer for BPI Energy, Inc., an exploration and production start-up company focused on coal bed methane development. On February 3, 2009, BPI Energy, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Craddock began his industry career with Superior Oil Company in 1981 and then held a broad range of technical, operational and strategic roles with Burlington Resources Inc. (“Burlington”) and its predecessor companies for more than 20 years. At Burlington, he held a series of positions of increasing responsibility, most recently as Chief Engineer. Mr. Craddock received a Bachelor of Science degree in Mechanical Engineering from Texas A&M University. Mr. Craddock has extensive experience in production operations, reservoir and production engineering, and unconventional oil and gas exploitation. Mr. Craddock has played a key role in the executive management and implementation of strategic initiatives at Rosetta during recent years. His operational expertise, knowledge of the Company and strategic vision are assets to the Company and benefit Rosetta’s Board of Directors.

Matthew D. Fitzgerald, age 56, has served as a Director of Rosetta since September 2008. Mr. Fitzgerald is a private investor and from July 2009 until July 2013, served as President of Total Choice Communication LLC, a wireless retailer in Houston. Mr. Fitzgerald retired from Grant Prideco, Inc. in April 2008, where he served as Executive Vice President and Chief Financial Officer from January 2004 until February 2007, and Executive Vice President, Chief Financial Officer and Treasurer from February 2007 until his retirement. Prior to joining Grant Prideco, Inc., Mr. Fitzgerald served as Executive Vice President, Chief Financial Officer, and Treasurer of Veritas DGC from March 2001 until January 2004. Mr. Fitzgerald was employed by BJ Services Company from 1989 to 2001, where he served as Vice President and Controller. Mr. Fitzgerald was also a certified public accountant and senior manager with the accounting firm of Ernst & Whinney. Mr. Fitzgerald serves on the board of directors for Independence Contract Drilling, Inc., a privately held provider of contract drilling rig services. Mr. Fitzgerald holds a Bachelor of Business Administration and a Masters in Accountancy from the University of Florida. Mr. Fitzgerald’s prior positions of responsibility as chief financial officer and controller for service companies within the energy industry provide strong financial and accounting expertise and valuable insight into the service industry to Rosetta’s Board of Directors.

Philip L. Frederickson, age 57, has served as a Director of Rosetta since July 2008. In May 2011, he was appointed as the lead independent director. Mr. Frederickson retired from ConocoPhillips in January 2008, where he served as Executive Vice President, Planning, Strategy and Corporate Affairs. Prior to serving in this role, he held the position of Executive Vice President, Commercial. Mr. Frederickson joined Conoco Inc. (“Conoco”) in 1978 and held various positions in the United States and Europe, with diverse responsibilities including refining and marketing operations, upstream strategy and portfolio management, and business development. Mr. Frederickson serves on the board of directors for Access Midstream Partners, L.P. He is also a director emeritus for The Yellowstone Park Foundation. Mr. Frederickson holds a Bachelor of Science in Industrial Engineering from Texas Tech University. Mr. Frederickson’s broad assignments and executive management experience with a Fortune 10 company in the energy industry provide relevant experience in a number of strategic and operational areas including mergers and acquisitions, business development, marketing and trading and logistics.

Carin S. Knickel, age 57, has served as a Director of Rosetta since July 2012. From 2003 until her retirement in May 2012, she served as Vice President, Human Resources of ConocoPhillips, an energy company located in Houston, Texas. She joined Conoco in 1979 and held various operating, planning and business development positions throughout her career. Ms. Knickel held positions in Europe as general manager of business development for refining and marketing and later fulfilled the same role for exploration and production. She returned to the United States and served as general manager of refining, marketing and transportation and in 2001 was named President of ConocoPhillips’ specialty businesses division. Ms. Knickel holds a bachelor’s degree in marketing and statistics from the University of Colorado and a master’s degree in management from the Massachusetts Institute of Technology. She has valuable experience guiding CEO succession management and executive compensation processes at the board level. Ms. Knickel is experienced in strategic merger integration and has led human resource processes for a Fortune 10 company. Ms. Knickel’s energy industry managerial experience, her business acumen, and human resources expertise are all assets to Rosetta’s Board of Directors.

Holli C. Ladhani, age 43, has served as a Director of Rosetta since October 2013. She has been Executive Vice President - Chemical Technologies of Rockwater Energy Solutions, Inc. based in Houston, Texas since July 2013. She was formerly the Executive Vice President and Chief Financial Officer from the time Rockwater was formed in 2011. Ms. Ladhani was with Dynegy Inc. from 2000 until March 2011 and served as Executive Vice President and Chief Financial Officer from November 2005. In November 2011, subsequent to Ms. Ladhani’s departure, two subsidiaries of Dynegy Inc. filed for bankruptcy protection. Ms. Ladhani started her career at PricewaterhouseCoopers, LLP in 1992 and left in 2000 to join Dynegy. A certified public accountant, she received her Bachelor of Business Administration in Accounting from Baylor University and her Master of Business Administration (Jones Scholar) from Rice University. Ms. Ladhani serves on the Board of Directors of Atlantic Power Corporation, a North American independent power producer. Ms. Ladhani’s financial expertise through education, professional certifications and professional experience is an asset to the Board of Directors and in particular to the Audit Committee.

Donald D. Patteson, Jr., age 69, has served as a Director of Rosetta since July 2005. Mr. Patteson is the founder and Chairman of the Board of Directors of Sovereign Business Forms, Inc., a consolidator in the wholesale manufacturing of custom business forms and related products segment of the printing industry. He also served as Chief Executive Officer of Sovereign from August 1996 until his retirement in August 2008. Prior to founding Sovereign in August 1996, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. Mr. Patteson also previously served as President and Chief Executive Officer of WBC Holdings, Inc., and President and Chief Executive Officer of Temple Marine Drilling, Inc./R.C. Chapman Drilling Co., Inc., and President, Chief Executive Officer and Director of Temple Drilling. He also worked with Atwood Oceanics, Houston Offshore International, Western Oceanic and Arthur Andersen’s

management consulting practice earlier in his career. In August 2011, Mr. Patteson became a director of Carriage Services, Inc. Mr. Patteson has a Master of Business Administration with concentration in finance from the University of Texas. Mr. Patteson has 24 years of experience as a chief executive officer in various industries including the oil and gas service industry, which enables him to provide the Board with valuable financial accounting expertise, experience with major financial transactions and insight into the oil and gas service industry.

Jerry R. Schuyler, age 59, has served as a Director of Rosetta since December 2013. Mr. Schuyler joined the Board following a distinguished career in the oil and gas industry. Mr. Schuyler retired from Laredo Petroleum Holdings, Inc. in November 2013 where he served as President, Chief Operating Officer, and Director from July 2008 until July 2013. Prior to that, he served as Executive Vice President, Chief Operating Officer and Director at Laredo since 2007. Mr. Schuyler was with SM Energy (formerly St. Mary Land & Exploration) from 2003 until 2007 and served as Senior Vice President and Regional Manager of the Gulf Coast and Permian regions. Prior to that, he held the position of Senior Vice President and General Manager of onshore operations and exploration at Dominion Exploration & Production, Inc. from 2000 to 2002. Mr. Schuyler started his career at Atlantic Richfield Company (ARCO) in 1977, serving in positions of increasing responsibility in ARCO’s oil and gas companies before leaving to join Dominion. Mr. Schuyler earned a Bachelor of Science in Petroleum Engineering from Montana Tech of the University of Montana and attended numerous graduate business courses at the University of Houston. Mr. Schuyler serves on the Board of Directors of Gulf Coast Energy Resources, a privately funded exploration and production company. Mr. Schuyler brings a wealth of operational and strategic management experience within the energy sector to the Board of Directors. He provides the Board with valuable insight with regard to strategic decisions relevant to the exploration and production business.

The Board of Directors unanimously recommends that you vote FOR the election of each of the Board’s director nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 21, 2014, information with respect to the only persons who were known to the Company to be beneficial owners of more than five percent of the outstanding shares of common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
RS Investment Management Co. LLC. One Bush Street, Suite 900 San Francisco, California 94104	7,592,146 (1)	12.39%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	5,675,519 (2)	9.3%
Prudential Financial Inc. 751 Broad St. Newark, New Jersey 07102	4,247,361 (3)	6.9%
Jennison Associates LLC 466 Lexington Avenue New York, New York 10017	4,196,516 (4)	6.8%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	3,840,513 (5)	6.268%
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	3,727,671 (6)	6.08%
The Vanguard Group – 23-1945930 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,708,352 (7)	6.05%

(1)	Based solely on a Schedule 13G/A filed with the SEC by RS Investment Management Co. LLC (“RS Investment”) on February 12, 2014. RS Investment has sole voting power with respect to 7,345,477 shares of our common stock and sole dispositive power with respect to 7,592,146 shares of our common stock.

(2)	Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 17, 2014. BlackRock, in its capacity as investment adviser, has sole voting power with respect to 5,500,533 shares of our common stock and sole dispositive power with respect to 5,675,519 shares of our common stock.

(3)	Based solely on a Schedule 13G/A filed with the SEC by Prudential Financial Inc. (“Prudential”) on January 29, 2014. Prudential, in its capacity as investment adviser, has sole voting power with respect to 194,476 shares of our common stock, shared voting power with respect to 3,972,911 shares of our common stock, sole dispositive power with respect to 194,476 shares of our common stock, and shared dispositive power with respect to 4,052,885 shares of our common stock.

(4)	Based solely on a Schedule 13G/A filed with the SEC by Jennison Associates LLC (“Jennison”) on February 10, 2014. Jennison, in its capacity as investment adviser, has sole voting power with respect to 4,116,542 shares of our common stock and shared dispositive power with respect to 4,196,516 shares of our common stock.

(5)	Based solely on a Schedule 13G/A filed with the SEC by FMR LLC on February 13, 2014. FMR LLC, in its capacity as investment adviser, has sole voting power with respect to 1,037,613 shares of our common stock and sole dispositive power with respect to 3,840,513 shares of our common stock.

(6)	Based solely on a Schedule 13G/A filed with the SEC by Wellington Management Company, LLP (“Wellington”) on February 14, 2014. Wellington, in its capacity as investment adviser, has shared voting power with respect to 2,593,979 shares of our common stock and shared dispositive power with respect to 3,727,671 shares of our common stock.

(7)	Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group – 23-1945930 (“Vanguard”) on February 6, 2014. Vanguard, in its capacity as investment adviser, has sole voting power with respect to 86,683 shares of our common stock, has sole dispositive power with respect to 3,626,169 shares of our common stock and shared dispositive power with respect to 82,183 shares of our common stock.

Security Ownership of Directors and Executive Officers

The following table sets forth, as of March 21, 2014, the shares of common stock beneficially owned by each director, each of our named executive officers, and all director nominees and executive officers as a group.

	Common Stock Beneficially Owned (1)

Name	Number of Shares		Percent of Class

Directors
James E. Craddock	185,369	(2)	*
Matthew D. Fitzgerald	24,565	(3)	*
Philip L. Frederickson	37,749	(4)	*
Carin S. Knickel	10,697	(5)	*
Holli C. Ladhani	1,409	(6)	*
Donald D. Patteson, Jr.	46,918	(7)	*
Jerry R. Schuyler.	969	(8)	*

Named Executive Officers (excluding Mr. Craddock)
John E. Hagale	107,963	(9)	*
John D. Clayton	94,266	(10)	*
Don O. McCormack	22,870	(11)	*
Nathan P. Murphy	19,239	(12)	*
Randy L. Limbacher	381,995	(13)	*

All directors and executive officers as a group (13 persons)	997,897		2%

*	Less than one percent.

(1)	Unless otherwise indicated, all shares are directly held with sole voting and investment power. No shares have been pledged as security.

(2)	Represents (i) 75,605 shares of common stock, (ii) 57,100 shares of restricted common stock, with restrictions to lapse on various dates through January 2017, provided that Mr. Craddock is continuously employed by the Company or an affiliate until such dates, and (iii) 52,664 shares of common stock underlying fully vested options.

(3)	Represents (i) 16,879 shares of common stock, (ii) 2,686 shares of restricted common stock, with restrictions to lapse in May 2014, provided (generally) that Mr. Fitzgerald continues board service with the Company until such date, and (iii) 5,000 shares of common stock underlying fully vested options.

(4)	Represents (i) 30,063 shares of common stock, (ii) 2,686 shares of restricted common stock, with restrictions to lapse in May 2014, provided (generally) that Mr. Frederickson continues board service with the Company until such date, and (iii) 5,000 shares of common stock underlying fully vested options.

(5)	Represents (i) 8,011 shares of common stock and (ii) 2,686 shares of restricted common stock, with restrictions to lapse in May 2014, provided (generally) that Ms. Knickel continues board service with the Company until such date.

(6)	Represents 1,409 shares of restricted common stock, with restrictions to lapse in May 2014, provided (generally) that Ms. Ladhani continues board service with the Company until such date.

(7)	Represents (i) 19,232 shares of common stock, (ii) 2,686 shares of restricted common stock, with restrictions to lapse in May 2014, provided (generally) that Mr. Patteson continues board service with the Company until such date, and (iii) 25,000 shares of common stock underlying fully vested options.

(8)	Represents 969 shares of restricted common stock, with restrictions to lapse in May 2014, provided (generally) that Mr. Schuyler continues board service with the Company until such date.

(9)	Represents (i) 45,282 shares of common stock and (ii) 62,681 shares of restricted common stock, with restrictions to lapse on various dates through January 2017, provided that Mr. Hagale is continuously employed by the Company or an affiliate until such dates.

(10)	Represents (i) 38,971 shares of common stock and (ii) 55,295 shares of restricted common stock, with restrictions to lapse on various dates through January 2017, provided that Mr. Clayton is continuously employed by the Company or an affiliate until such dates.

(11)	Represents (i) 6,728 shares of common stock and (ii) 16,142 shares of restricted common stock, with restrictions to lapse on various dates through January 2017, provided that Mr. McCormack is continuously employed by the Company or an affiliate until such dates.

(12)	Represents (i) 1,780 shares of common stock and (ii) 17,459 shares of restricted common stock, with restrictions to lapse on various dates through January 2017, provided that Mr. Murphy is continuously employed by the Company or an affiliate until such dates.

(13)	Based solely upon information provided by Mr. Limbacher as of February 21, 2014. Represents 381,995 shares of common stock. Mr. Limbacher’s employment with the Company ended on April 1, 2013.

Executive Officers Who are Not Directors

Name	Age	Position
John E. Hagale	57	Executive Vice President and Chief Financial Officer
John D. Clayton	50	Executive Vice President and Chief Operating Officer
J. Chad Driskill	49	Sr. Vice President, Marketing and Business Development
Don O. McCormack	52	Sr. Vice President, Treasurer and Chief Accounting Officer
Nathan P. Murphy	40	Vice President, General Counsel and Chief Compliance Officer

John E. Hagale, age 57, has served as Executive Vice President and Chief Financial Officer of Rosetta since November 2011. He was also the Treasurer of the Company from November 2011 until August 2012. Prior to joining the Company, Mr. Hagale was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of The Methodist Hospital System from June 2003 through October 2011. He was also employed with Burlington and its predecessor Burlington Northern Inc. for 15 years where he held a series of executive financial positions with increasing responsibilities, including Executive Vice President and Chief Financial Officer of Burlington. Mr. Hagale began his career with Deloitte Haskins and Sells. Mr. Hagale holds a Bachelor of Business Administration degree in Accounting from the University of Notre Dame. He has more than 30 years of financial and accounting experience and is a certified public accountant.

John D. Clayton, age 50, has served as Executive Vice President and Chief Operating Officer of Rosetta since February 2013. Mr. Clayton joined Rosetta as Vice President, Asset Development of the Company in March 2008 and was named a Senior Vice President in January 2011. Mr. Clayton has more than 28 years of industry experience including reservoir, production and drilling engineering, as well as business development activities related to strategic planning, mergers, acquisitions and joint ventures. Prior to joining the Company, Mr. Clayton held various leadership and managerial positions with Burlington and ConocoPhillips. Mr. Clayton has a Bachelor of Science degree in Petroleum Engineering from Louisiana State University.

J. Chad Driskill, age 49, has served as Vice President, Marketing and Business Development of Rosetta since July 2005. He was promoted to Senior Vice President, Marketing and Business Development in December 2013. At Rosetta, Mr. Driskill is responsible for both physical and financial commodity marketing and trading. Prior to joining Rosetta in July 2005, Mr. Driskill spent 10 years holding a number of positions in energy trading, business development, and risk management at both Calpine Corporation and Calpine Energy Services. Prior to joining Calpine, Mr. Driskill spent 5 years at LFC Financial Corp. as Director of Gas Trading. Mr. Driskill has over 23 years of experience in the energy trading, oil and gas, and power generation industries. Mr. Driskill holds a Bachelor of Business Administration degree in Finance from Texas Tech University.

Don O. McCormack, age 52, was promoted to Senior Vice President, Treasurer and Chief Accounting Officer in December 2013, having served as Vice President, Treasurer and Chief Accounting Officer of Rosetta since January 2013. Mr. McCormack joined Rosetta as Vice President and Treasurer of the Company in August 2012. Prior to joining the Company, Mr. McCormack served as Vice President and Chief Accounting Officer from 2010 until 2012 for Concho Resources Inc., an independent oil and gas company, in Midland, Texas. From 2007 to 2010, he was the Controller and Chief Accounting Officer for Red Oak Capital Management LLC, an oil and gas investment company based in Houston, Texas. Prior to joining Red Oak Capital Management LLC, Mr. McCormack held various leadership and managerial positions with Burlington and ConocoPhillips. Mr. McCormack received a Bachelor of Business Administration degree in Accounting from the University of Texas at Arlington and is a certified public accountant.

Nathan P. Murphy, age 40, has served as Vice President, General Counsel and Chief Compliance Officer since October 2013. Mr. Murphy joined Rosetta as Vice President and General Counsel in August 2013. In this role, he has responsibility for managing the legal function. Mr. Murphy has over 13 years of experience with expertise in securities law and corporate governance matters, as well as upstream energy industry legal affairs.

Prior to joining Rosetta, he served as Senior Counsel of ConocoPhillips from 2004 until 2013. Mr. Murphy worked as a Principal Attorney at Reliant Energy in Houston from 2003 to 2004. He began his career with the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP in Houston from 1999 to 2003. Mr. Murphy holds an undergraduate degree from Texas A&M University and a Juris Doctorate from New York University School of Law.

EXECUTIVE COMPENSATION

This executive compensation discussion describes the material elements of compensation for our named executive officers and the objectives and principles underlying our executive compensation programs. We discuss how we make compensation decisions and provide tabular compensation data for our named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this Proxy Statement, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

COMPENSATION COMMITTEE

Carin S. Knickel, Chairman

Donald D. Patteson, Jr.

Jerry R. Schuyler

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We seek to attract and retain key executive officers critical to our long-term success, compensating those executive officers fairly and competitively for their responsibilities and accomplishments, aligning management’s incentives with the long-term interests of our stockholders, and planning for an orderly succession plan for executive positions. We do this by compensating our executive management using a mix of base salary, annual performance bonus and equity grants.

In order to help ensure alignment with shareholders, the Company has adopted the following program design characteristics and governance practices:

Key Compensation Governance Policies	Key Compensation Design Characteristics

•        No employment agreements with executive officers

•        No tax gross-ups for executive officers in the event of a change in control

•        No single-trigger change-in-control severance provisions

•         Stock-ownership guidelines for officers and directors

•         Compensation Committee engages an independent compensation advisor

•         Prohibition on stock option buyout or repricing

•        Compensation opportunities generally targeted at the market median

•        Majority of compensation is variable cash and equity incentive compensation to link realized compensation to results

•        50% of officer long-term incentive value is performance-contingent

•        No perquisites for named executive officers (NEOs) that are not generally available to all employees (other than luncheon club membership dues for our CEO and annual physical examination for our executive officers)

2013 Target Total Direct Compensation (TTDC) Majority of Top Executive Pay is Variable Incentive Compensation

2013 Performance Highlights. Company performance was reviewed and considered by the Compensation Committee in determining compensation actions for performance in 2013. Here are a few highlights of 2013 performance:

•	The successful 2013 acquisition and integration of our Permian Basin assets;

•	Increased proved reserves by 39%;

•	Top-quartile performance in production per share growth, reserves per share growth and cash costs;

•	Total stockholder return of 28% during the three-year trailing measurement period; and

•	Outstanding safety performance.

2013 Compensation Actions. As in previous years, the Compensation Committee, with the assistance of our compensation consultant, reviewed the compensation practices of peers within our industry and took actions in 2013 to align our compensation levels with those of our industry. In taking these actions, the Compensation Committee considered our performance in 2013 as well as the strong support expressed by stockholders in our annual advisory vote.

Our key executive compensation decisions in 2013 included:

•	As part of a successful CEO transition during 2013 from Mr. Limbacher to Mr. Craddock, the Committee took the following compensation-related actions:

•	Adjusted salaries of key executives (including Mr. Craddock) during the year in order to recognize increases in position level and responsibilities resulting from the succession;

•	Provided additional grants of long-term incentives to selected executives (including Mr. Craddock) in order to reflect competitive pay levels for their new positions; and

•	Provided special grants of restricted shares to selected executives in order to help ensure stability of our top management team over the transition period.

•	The Compensation Committee approved an increase in the base salary for all NEOs effective January 1, 2014. This increase generally establishes base salaries for our NEOs that we believe will be near the median base salaries in 2014 for our industry.

•	Our 2013 annual bonus payouts averaged 125% of target, reflecting our corporate performance against metrics previously set by the Compensation Committee, as well as our strong performance in these same metrics as compared to other companies in our industry. By aligning bonus payouts with the achievement of defined Company objectives, we seek to ensure that our NEOs strive to achieve near-term goals that are approved by the Compensation Committee.

•	Our long-term equity incentive awards to NEOs were a mix of time-vested restricted stock, which provide retention incentives for our NEOs, and performance share units (“PSUs”), which encourage NEOs to focus on long-term goals that are approved by the Compensation Committee.

•	The Compensation Committee determined that the PSUs for the 2011-2013 performance period would be vested at 150% because of our strong performance on several predetermined metrics and our three-year total stockholder return near the top quartile of companies in our industry.

•	The Compensation Committee also eliminated excise tax gross-ups from our change-in-control plans.

•	All remaining employment contracts were eliminated.

The Compensation Process

The Role of the Compensation Committee of the Board of Directors. The Compensation Committee of the Company’s Board of Directors is required to be composed of at least two independent directors, and three independent directors currently serve on the Compensation Committee. As part of its stated purpose in its charter (which can be found on our website in the “Corporate Governance” section at www.rosettaresources.com), the Compensation Committee “is to assist the Board in discharging the Board’s responsibilities regarding the compensation of the Company’s Chief Executive Officer, the other executive officers and the Company’s non-management directors.” In regard to executive compensation, the Compensation Committee has the overall responsibility to:

•	Obtain information on market trends in executive compensation and review the competitiveness of the Company’s executive compensation programs to encourage the attraction and retention of executive officers, the motivation of executive officers to achieve the Company’s business objectives, and the alignment of the interests of executive officers with the long-term interests of the Company’s stockholders; and

•	Review and approve the goals and objectives relevant to CEO and other executive officer compensation; evaluate CEO and executive officer performance in light of those goals and objectives, and, with input from other non-management directors on the Board as the Compensation Committee deems appropriate, determine and approve all compensation of the CEO and executive officers based on such evaluation.

The Role of Management. Both the Chairman, CEO and President and the Senior Vice President, Human Resources and Administration may advise the Compensation Committee in discharging these responsibilities by suggesting programs, practices, and specific actions affecting executive officers. However, the Chairman, CEO and President does not advise the Compensation Committee with respect to his own compensation, and the Vice President, Human Resources and Administration does not advise the Compensation Committee with respect to her own or the Chairman, CEO and President’s compensation. Other executive officers do not play a part in the process of setting executive compensation.

The Role of the Compensation Consultant. The Compensation Committee independently engages a compensation consultant on an annual basis in order to assist in their deliberations, including providing input on compensation philosophy, competitive pay levels, incentive program design, and overall program governance. Since 2010, the Compensation Committee has utilized the services of Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant for executives and non-management directors.

At the time the consultancy was considered during 2013, the Compensation Committee reviewed the independence of Pearl Meyer. The Compensation Committee determined that Pearl Meyer was qualified to act as an independent compensation consultant to the committee and that such consultation would not create a conflict of interest. In making this determination, the Compensation Committee noted that during fiscal 2013:

•	Pearl Meyer’s services to the Company were limited to executive/director compensation consulting. Specifically, Pearl Meyer does not provide, directly or indirectly through affiliates, any non-executive compensation services, including pension consulting or human resource outsourcing;

•	Fees we paid to Pearl Meyer were less than 1% of Pearl Meyer’s total revenue;

•	Pearl Meyer maintains a conflicts policy, which was provided to the Compensation Committee with specific policies and procedures designed to ensure independence;

•	None of the Pearl Meyer consultants working on the Company matter had any business or personal relationship with Compensation Committee members;

•	None of the Pearl Meyer consultants working on Company matters (or any consultants at Pearl Meyer) had any business or personal relationship with any executive officer of the Company; and

•	None of the Pearl Meyer consultants working on Company matters directly own Company stock.

Review of Compensation Philosophy and Determination of Targeted Overall Compensation. To assist the Company in developing its compensation philosophy and in establishing targeted total direct compensation (i.e., the aggregate level of compensation paid to executives if performance goals are deemed to have been fully met), the Compensation Committee engaged their independent consultant to perform an annual study of the compensation of executive management at the Company and at comparable companies (the “Peer Group”).

After reviewing companies primarily focused on U.S. domestic onshore exploration and production, Pearl Meyer recommended to the Compensation Committee that 16 companies be included in the 2013 Peer Group based on factors that included revenues, geographic focus, similarity of business models, and skill requirements for executive positions. The selected Peer Group for 2013 is listed below:

2013 Compensation Peer Group
Bill Barrett Corp.	Linn Energy, LLC
Cabot Oil & Gas Corp.	Oasis Petroleum Inc.
Carrizo Oil & Gas, Inc.	Penn Virginia Corporation
Cimarex Energy Co.	PDC Energy, Inc.
Concho Resources Inc.	Range Resources Corp.
EXCO Resources, Inc.	SM Energy Co.
Kodiak Oil & Gas Corp.	Swift Energy Company
Laredo Petroleum, Inc.	Ultra Petroleum Corp.

The Compensation Committee regularly reviews and refines the Peer Group as appropriate, with input from its executive compensation consultant. From 2012 to 2013, the Compensation Committee removed Berry Petroleum Company because it is no longer publicly traded; removed Goodrich Petroleum Corp. and Quicksilver Resources Inc. because their size was no longer appropriately comparable; and added Cimarex Energy Co., Kodiak Oil & Gas Corp., Linn Energy LLC and Range Resources Corp. as more comparable matches in size and business model.

For its annual study of executive management compensation, Pearl Meyer utilized Peer Group proxy statements, which generally include only the five most highly compensated officers at each company, as well as other broad compensation surveys to more fully develop targeted overall compensation levels for all of the executive officers. The Compensation Committee does not review the identities of the individual companies or the individuals that are included in these general compensation surveys.

2013 Advisory Vote on Executive Compensation Stockholder Say-on-Pay Votes. The Compensation Committee values stockholders’ input on the design of our executive compensation program. In the advisory “say-on-pay” vote at our most recent annual stockholders meeting, the compensation of our NEOs was approved by over 98% of those voting. Based upon the strong level of shareholder support for our programs expressed through our 2013 vote and the Compensation Committee’s continual review of our programs, we did not make any significant structural or philosophical changes to our programs this year.

The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for executive officers.

Elements of Executive Compensation

After receiving the results of the Pearl Meyer annual study of executive management compensation and reviewing the Company’s compensation philosophy against the actual practices of the Peer Group, the Compensation Committee determined that the elements of targeted total direct compensation for executive management should include (1) base salary levels that are generally near the median of the Peer Group, (2) an annual bonus plan with payouts (if any) based on achievement of objectives approved by the Board, and (3) equity or equity-based awards that vest or are considered for vesting over a longer term.

Key Components of Rosetta’s Compensation Program
Short-Term Cash Compensation
Base Salary	•Fixed component generally set at market median •Competitive salary is an important factor in attraction & retention of executive talent	Fixed
Incentive Bonus

•Variable incentive compensation directly tied to financial and operational performance measures

•Payouts can range from 0% – 200% of target bonus

•Aligns officers with stockholders by rewarding executives for profitable annual performance and achievement of key operational measures intended to ensure sustainability of results

Variable

Key Components of Rosetta’s Compensation Program
Long-Term Equity Compensation
Restricted Stock

•50% of annual equity incentive compensation

•Shares vest over three years

•Helps ensure retention of executive talent

•Aligns officers with shareholders by tying realized value to share price and facilitating development of long-term share ownership

Variable
PSUs

•50% of annual equity incentive compensation

•Units vest at end of three-year performance cycle

•Payout contingent upon performance relative to peers and relative to our long-term plan in terms of measures highly correlated with growth in total shareholder return

•Aligns officers with shareholders by enforcing relative and absolute performance standards linked to long-term growth in shareholder value

Variable

Base Salaries. We seek to provide our executive officers with assured cash compensation in the form of a base salary that is generally near the median for similar positions as determined through comparison to Peer Group proxies and independent compensation surveys as described above. The base salaries paid to top executive officers during 2013 are shown in the Summary Compensation Table under the “Salary” column. Effective January 1, 2014, the Compensation Committee approved increases to base salaries in order to maintain base salaries at levels that we believe will approximate the median of our peer group in 2014. Current base salaries are set forth in the table below:

Named Executive Officers	Position	Salaries as of 4/1/2013		Salaries as of 1/1/2014
James E. Craddock	Chairman, CEO and President	$600,000		$675,000
John D. Clayton	Executive Vice President and Chief Operating Officer	400,000		450,000
John E. Hagale	Executive Vice President and Chief Financial Officer	400,000		450,000
Don O. McCormack	Senior Vice President, Chief Accounting Officer and Treasurer	275,000		310,000
Nathan P. Murphy	Vice President & General Counsel	300,000	(1)	325,000

(1)	Mr. Murphy joined the Company in July 2013. The salary shown here reflects his annualized salary for the year.

Incentive Bonus. Incentive bonuses, considered for payment annually as cash compensation, ensure that the executive officers focus on the achievement of near-term goals that are approved by the Board. Bonuses may be earned if the Company achieves its objectives in key performance metrics as discussed below. Bonuses actually paid in 2014 as a result of 2013 performance are shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Bonus targets as a percentage of base salary are generally set near the median for similar positions within the Peer Group.

2013 Bonus Plan Performance Measures. Although the Company reserves the right to add or delete corporate performance metrics for the bonus plan in the future, the metrics for 2013 are shown below. In addition to the actuals shown below, the Compensation Committee also reviewed 2013 actuals excluding acquisition activity. For 2013, each metric carried an equal weighting to the others.

2013 Performance Measure	Description	2013 Target	2013 Actual
Production Volumes	Average daily production of hydrocarbons, expressed in equivalent barrels of oil	49.9 MBOE per day	49.6 MBOE per day
Reserves Added	Reserves of oil or its equivalent added in the year through finding and development activities or through acquisition	59.5 MMBOE	72.8 MMBOE
Finding Costs	Annual capital expenditures divided by annual reserves added	$11.57 per BOE	$12.14 per BOE
Adjusted EBITDA	GAAP operating income excluding: DD&A, stock-based compensation, unrealized gain/(loss) on commodity derivatives, and other charges/credits	$673.7 million	$614.9 million
Expenses per Unit	Annual lifting & operating expenses plus general and administrative expenses, divided by total annual production	$5.35 per BOE	$5.92 per BOE

Committee Discretion. The bonus payout for any executive officer is dependent on achievement of corporate objectives as described above as well as Compensation Committee discretion. The Compensation Committee may exercise positive or negative discretion beyond the stated objectives when it considers that discretion to be warranted either for the pool as a whole or the award for any individual. However, the payout for any executive officer will not exceed 200% of that officer’s target. Without limiting the Compensation Committee’s ability to exercise positive or negative discretion for any sound business reason, the specific factors that are normally considered for the application of discretion include environmental, health & safety performance; performance in sustainability (adding new inventory, acquisitions, and exploration success); relative performance against the industry; and ability to pay.

2013 Incentive Bonus Payouts. The Compensation Committee approved bonus payouts for 2013 performance for the executives at an average of 125% of target. The Compensation Committee determined that this level of payout was appropriate given performance at or near the top quartile as compared to a group of 29 domestic mid-cap E&P companies in all five metrics (using the most current available data for year-on-year growth in production, reserves, and EBITDA); a 573% Inventory Replacement Ratio (additions to unproved inventory divided by conversions of unproved inventory to proved inventory); and significant improvement in environmental, health and safety performance.

		2013 Target Incentive Bonus Opportunity		2013 Actual Incentive Bonus Earned

Named Executive Officers	Applicable Salary ($)	Percent of Salary (%)	Dollar Amount ($)	Dollar Amount ($)	Percent of Target (%)
James E. Craddock (1)	600,000	100	548,167	685,209	125
John D. Clayton (1)	400,000	90	348,167	435,209	125
John E. Hagale (1)	400,000	90	348,167	435,209	125
Don O. McCormack	275,000	55	151,250	189,063	125
Nathan P. Murphy (2)	128,190	70	89,754	112,192	125

(1)	Target incentive bonuses were prorated for Messrs. Craddock, Clayton and Hagale based on the effective date of their changes to salaries and bonus target percentages during 2013.

(2)	Mr. Murphy joined the Company in July 2013 and was only eligible for a prorated incentive bonus opportunity. The applicable salary shown reflects Mr. Murphy’s actual term of employment for the purpose of calculating his prorated bonus opportunity.

The 2013 bonuses that were paid in March 2014 are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Long-term Equity Compensation. By delivering a substantial portion of each executive’s compensation in the form of equity grants that vest over a longer term, we seek to ensure that our executive officers focus on long-term value creation to align the executive’s interests with those of our stockholders.

For 2013, the Compensation Committee determined that annual equity incentive value would be granted in a mix of restricted stock and PSUs. The Compensation Committee believes this combination of awards provides an appropriate balance of retention incentive and performance incentive.

Restricted Stock. Awards of restricted stock are aligned with shareholder interests because they help ensure retention of executive talent, facilitate long-term share ownership by our executives, and tie the realized value of a significant portion of executive compensation to our stock price performance.

All restricted stock granted in 2013 is time-vested, and with the exception of special grants made to Messrs. Hagale and Clayton in connection with our chief executive officer succession in March 2013 (as explained in the “Grants of Plan-Based Awards Table” later in this Compensation Discussion & Analysis), all restricted stock granted in 2013 vests as follows: 25% one year from the date of grant, an additional 25% after two years, and the remaining 50% after three years if the recipient remains employed by the Company as of those dates.

Performance Share Units. Awards of performance share units are aligned with shareholder interests because awards are contingent upon achievement of performance relative to peers and relative to absolute internal performance standards which drive growth in long-term value for our shareholders.

PSUs are considered for vesting by the Compensation Committee after the end of a three-year performance period based on performance against four metrics that have demonstrated strong correlation to long-term total stockholder return: (1) production-per-share growth, (2) reserves-per-share growth, (3) risked probable/possible inventory as a multiple of proved reserves, and (4) control of both cash costs and proved developed finding & development costs. While specific internal goals have been set for each of these metrics, the Compensation Committee makes its payout determination for production, reserves and cost control based on the Company’s performance against other domestic independent exploration & production companies. Since reporting of inventory is not uniform across the industry, the Compensation Committee makes its payout determination on the inventory metric after considering the Company’s performance against its internal targets.

After considering performance against these metrics at the end of the three-year period, and considering other factors that it deems appropriate (such as relative total stockholder return), the Compensation Committee, in its sole discretion, may choose to vest from 0% - 200% of the PSUs. We do not plan to publish any of our internal goals until the end of the applicable performance period, as we believe that disclosure of this sensitive proprietary information would place us at a competitive disadvantage.

2011 PSU Awards. The three-year vesting period for the January 2011 grants ended on December 31, 2013, and the Compensation Committee chose to vest those grants at 150%. In making this decision, the Compensation Committee took into account the Company’s performance against its metrics for the plan period. The Company significantly exceeded its goals for reserves-per-share growth and for the inventory/proved reserves multiple. The Company performance met the absolute goal for production but fell short of this goal on a per share basis as a result of the equity issuance in 2013. The Company fell short of its cost metrics for the three-year period. The Compensation Committee took into consideration the fact that the Company’s total stockholder return of 28% during the three-year trailing measurement period ranks near the top quartile of a broad group of exploration & production companies. Our actual performance against 2011 plan metrics is shown in the table below:

Metric	Goal	Actual Performance
Production per Share Growth (3-yr. CAGR)	29% (18 MMBOE absolute)	24% (18 MMBOE absolute)
Reserves per Share Growth (3-yr. CAGR)	31%	43%
Inventory/Proved Reserves Multiple	1.5	2.2
Cost Control per Unit	Cash Costs - $7.50/BOE	Cash Costs - $12.02/BOE
	PDF&D Costs – $13.20/BOE	PDF&D Costs – $18.67/BOE

Timing of Grants and Prohibition on Option Repricing. No equity grants have been timed to coincide with or to precede the release of material information, and because the Compensation Committee must approve all grants for executive officers, we believe adequate controls exist to prevent such timed grants. Although we have not granted stock options to executive officers since 2009, grant prices for non-qualified stock options were all set at the fair market value (average of the high and low trades) on the date of grant. Options may not be repriced under the terms of our long-term incentive plans, and we will not buy out any options.

Stock Ownership Guidelines. In establishing award levels, the Compensation Committee generally does not consider the equity ownership levels of the recipients or prior awards that are fully vested. We have implemented requirements that each executive officer hold a specific minimum level of stock, and these requirements, which were modified in December 2011, are set forth in the Officers Stock Ownership Guidelines, available in the “Governance” section of our website at www.rosettaresources.com. The requirements are as follows:

Executive Position/Level	Ownership Requirement (Multiple of Salary)
Chairman, CEO and President	6 times
Executive Vice President	3 times
Senior Vice President	1 times

Stock that counts towards satisfaction of this requirement includes stock owned, whether directly or in street name; stock held beneficially; unvested restricted stock; and vested stock options. Executive officers have five years from the date of their appointment to their current position to meet the requirement. For purposes of this guideline, the value of the stock will be deemed to be the greater of the price at acquisition or at current market value. As of January 2, 2014, all of our executive officers hold sufficient stock to exceed the requirements.

Employee Benefits and Perquisites. In addition to the main elements of compensation previously discussed in this section, the executive officers are eligible in 2014 for the same welfare and retirement benefits as are available to all full-time employees, which include medical and dental insurance, short and long-term disability insurance, life and accidental death insurance each with a face value of one times base pay, and a 401(k) plan which currently provides a 150% match on the first 4% of eligible employee contributions and a dollar-for-dollar match on the next 2% of eligible employee contributions, subject to applicable IRS limits. We have no other pension plan or deferred compensation arrangement for the executive officers at this time. Like other employees, each executive may park in Rosetta’s building garages at no cost, although the executive officers have reserved spaces. In addition to these all-employee benefits, executive officers may utilize two other benefits. First, we may pay monthly luncheon club membership dues (but not personal usage expenses) for the Chairman, CEO and President and for the Executive Vice Presidents. This allows these executives to make business contacts and to have a place to entertain corporate clients. Second, to ensure that the executive leadership is given every opportunity to identify and correct medical issues that may affect their work, we provide for an annual physical examination for executive officers at the Company’s expense.

The general benefits offered to all employees, including the executive officers, are reviewed and may be adjusted from time to time.

Employment Agreements and Other Executive Severance and Change-in-Control Arrangements. In February 2014, we ended all change-in-control plans and arrangements that included gross-up provisions for excise taxes for which executive officers may become obligated in the event they receive “excess parachute payments” after a change in control. Also in February 2014, we ended all employment agreements with the remaining executive officers that had been employed under such agreements.

As of February 2014, all executive officers are covered under the Rosetta Resources Inc. Executive Severance Plan (the “Severance Plan”) and the Rosetta Resources Inc. Change-in-Control Plan for Executive Officers (the “Change-in-Control Plan”). The Severance Plan describes how the employment relationship may be terminated and what benefits are to be paid in the event of termination of employment. The Change-in-Control Plan describes how the employment relationship may be terminated following a change in control (as defined in the Change-in-Control Plan) and what benefits are to be paid in the event of termination of employment following a change in control.

Additional information regarding the benefits to be paid in the event of termination is provided in the “Severance Benefits” and “Change-in-Control Benefits” sections below.

Severance Benefits

To ensure the continued focus of our executives on the business, and to minimize uncertainty and distraction that may result from an at-will employment relationship, the Compensation Committee has determined that it is important to provide termination benefits for executive officers. These termination benefits are stated in the Severance Plan and reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time.

If the Company should choose to terminate the employment of the executive officer for reasons other than cause, or if the executive officer terminates employment for good reason, then the executive officer would be paid a multiple of base salary and target bonus; would become immediately vested in any unvested grants of restricted stock; and at the discretion of the Compensation Committee, could receive stock or be paid at the time of vesting for a prorated portion of unvested PSU grants.

In these circumstances, the Chairman, CEO and President and the executive vice presidents would each be paid two times his or her then-current base salary and target bonus, and each of the other executive officers would be paid his or her then-current base salary and target bonus.

In general, the definition of “cause” in the Severance Plan is (i) a breach of duty by the executive in the course of such executive’s employment involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to Rosetta or its affiliates, or moral turpitude constituting criminal felony; (ii) conduct by the executive that is materially detrimental to Rosetta, monetarily or otherwise, or reflects unfavorably on Rosetta or the executive to such an extent that Rosetta’s best interests reasonably require the termination of the executive’s employment; (iii) acts or omissions of the executive materially in violation of the executive’s obligations under the individual employment agreement or at law; (iv) the executive’s failure to comply with or enforce Rosetta’s policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (v) the executive’s repeated insubordination; (vi) the executive’s failure to comply with or enforce, in any material respect, all other personnel policies of Rosetta or its affiliates; (vii) the executive’s failure to devote his or her full working time and best efforts to the performance of his or her responsibilities to Rosetta or its affiliates; (viii) the executive’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws; or (ix) the executive’s failure to cooperate with any investigation or inquiry authorized by the Board or conducted by a governmental authority related to the business or the executive’s conduct.

In general, the definition of “good reason” in the Severance Plan is (i) any reduction of the multiple of base salary and target bonus payable to an executive in the event of a qualifying termination under the Severance Plan, (ii) a material diminution in the executive’s base compensation; or (iii) any permanent relocation of the executive’s place of business to a location 50 miles or more from the then-current location, provided such relocation is a material change in geographic location at which the executive must provide substantial services for purposes of Section 409A of the Code.

Based upon a hypothetical termination as of December 31, 2013, the severance benefits for the named executive officers for the reasons stated above would have been as follows:

Name (1)	Separation Payment to Executive on 12/31/13 (2)	Hypothetical Value to Executive of Accelerated Vesting of Equity Awards as of 12/31/13 (3)	Total Cost of Hypothetical Separation Event as of 12/31/13

James E. Craddock, Chairman, CEO and President (PEO)	$2,400,000	$1,828,515	$4,228,515

John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)	$1,520,000	$2,277,817	$3,797,817

John D. Clayton, Executive Vice President and Chief Operating Officer (NEO)	$1,520,000	$2,168,081	$3,688,081

Don O. McCormack, Sr. Vice President, Treasurer and Chief Accounting Officer (NEO)	$426,520	$499,943	$926,463

Nathan P. Murphy, Vice President and General Counsel (NEO)	$510,000	$489,302	$999,302

(1)	For this and subsequent tables, “PEO” is an acronym for Principal Executive Officer, “PFO” for Principal Financial Officer and “NEO” for Named Executive Officer.

(2)	This column includes a multiple of base salary and bonus as described in the Severance Plan. Severance benefits payable under the Severance Plan would be paid in a lump sum upon termination.

(3)	This column represents the value that would have been received by the executive officer as a result of a termination on December 31, 2013 using a fair market value (average of the high and low trades) of $47.505 to determine the value of unvested shares of restricted stock on that date. The value of PSUs is not included in this table. The requirements for reporting the information in this table do not take into account expenses that have already been incurred by the Company to deliver the equity component of compensation to the executives.

Change-in-Control Benefits

The Compensation Committee has determined that the interests of stockholders are best served if we provide change-in-control benefits to eliminate, or at least reduce, the reluctance of executive officers to pursue potential corporate transactions that may be in the best interests of stockholders, but that may have resulting adverse consequences to the executive officers’ employment. These “change-in-control” benefits apply when (i) the affected executive officer’s employment is terminated, or the executive officer resigns for good cause; and (ii) either of the preceding actions occurs within the two-year period following a “corporate change.” This “double-trigger” provision ensures that these benefits would be payable only in the dual events of a corporate change and an adverse effect on the executive officer’s employment. Also, these benefits are not in addition to the severance benefits described above – the executive officer cannot simultaneously be eligible for both.

A corporate change is defined in the Change-in-Control Plan as (i) the dissolution or liquidation of Rosetta; (ii) a reorganization, merger or consolidation of Rosetta with one or more corporations (other than a merger or consolidation effecting a reincorporation of Rosetta in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of Rosetta and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control. A “Change in Control” shall be deemed to have occurred if (a) individuals who were directors of Rosetta immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to Rosetta or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board or the appointment of any successors to any departing directors that is approved by at least a majority of the individuals who were directors of Rosetta immediately prior to such Control Transaction or (b) any entity, person or group acquires shares of Rosetta in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 50% or more of the outstanding shares of our common stock. As used herein, “Control Transaction” means (A) any tender offer for or acquisition of capital stock of Rosetta pursuant to which any person, entity, or group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of our common stock; (B) any Corporate Change Merger of Rosetta; (C) any contested election of directors of Rosetta; or (D) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board of Directors of Rosetta.

If both events warranting the change-in-control payment occur, the affected executive will be paid a multiple of base salary and target bonus and will become immediately vested in any unvested equity awards, including outstanding PSUs at target. In such a circumstance, the Chairman, CEO and President would be paid three times his then-current base salary and target bonus, and each of the other executive officers would be paid two-and-one-half times his or her then-current base salary and target bonus. The cash components of any change-in-control benefits would be paid in a lump sum and the Company would also reimburse the cost of continuing health insurance for up to 18 months for the Chairman, CEO and President and for up to 12 months for the other executive officers.

The table below illustrates the change-in-control termination benefits for the named executive officers based upon a hypothetical termination from a change-in-control event as of December 31, 2013:

Name	Hypothetical Change-in-Control Separation Payment to Executive on 12/31/13 (1)	Hypothetical Value to Executive of Accelerated Vesting of Equity Awards as of 12/31/13 (2)	Hypothetical Cost of Medical Insurance Reimbursement	Total Cost of Hypothetical Change-in-Control Separation Event as of 12/31/13
James E. Craddock, Chairman, CEO and President (PEO)	$3,600,000	$4,007,949	$22,386	$7,630,355
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)	$1,900,000	$3,727,860	$0	$5,627,860
John D. Clayton, Executive Vice President and Chief Operating Officer (NEO)	$1,900,000	$3,716,886	$24,487	$5,641,373
Don O. McCormack, Sr. Vice President, Treasurer and Chief Accounting Officer (NEO)	$1,065,625	$1,030,763	$21,856	$2,118,244
Nathan P. Murphy, Vice President and General Counsel (NEO)	$1,275,000	$978,603	$24,487	$2,278,090

(1)	This column reflects multiples of 2.5 times base salary and target bonus for each NEO other than Mr. Craddock, whose multiplier is 3. While these multiples were not adjusted until February 2014, we have used them in this hypothetical illustration instead of the multiples that were actually in effect as of December 31, 2013.

(2)	This column represents the equity value that would have been received by the executive officer as a result of a termination on December 31, 2013 following a change in control, and uses a fair market value of $47.505 to determine the value of unvested shares of restricted stock and of PSUs on that date. The requirements for reporting the information in this table do not take into account expenses that have already been incurred to deliver the equity component of compensation to the executives.

Tax Considerations

Deductibility Cap on Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally places a limit of $1 million on the deductibility of compensation paid by a public company to any employee who, on the last day of the year, is the chief executive officer, or one of the three other most highly compensated officers (excluding the chief financial officer). Performance-based compensation, as defined in Section 162(m) of the Code, may be fully deductible if such compensation is approved by stockholders and meets other requirements.

To maintain flexibility in compensating the executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. We may make payments that are not fully deductible if we believe that such payments are necessary to achieve corporate objectives and to protect stockholder interests. In 2013, total compensation paid to Messrs. Craddock and Clayton exceeded the deductibility limit under Code Section 162(m), and the amount in excess of the limitation is therefore nondeductible.

Gross-Ups. Effective February 2014, we eliminated all eligibility for gross-up payments for excise taxes for which executive officers may become obligated in the event they receive “excess parachute payments” under Section 280G of the Code.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by the PEO, PFO and other NEOs for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
James E. Craddock, Chairman, CEO and President (PEO)	2013	556,667	2,547,302	685,209	46,575	3,835,753
	2012	300,000	749,988	360,000	32,877	1,442,865
	2011	265,000	804,262	315,350	36,591	1,421,203
Randy L. Limbacher, Former Chairman, CEO and President (PEO) (3)	2013	177,500	2,814,746	0	27,217	3,019,463
	2012	650,000	1,841,228	975,000	36,219	3,502,447
	2011	625,000	1,975,880	1,062,500	34,875	3,698,255
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)	2013	390,000	2,248,555	435,209	29,465	3,103,229
	2012	300,000	826,854	360,000	22,270	1,509,124
	2011	46,154	1,177,342	68,000	762	1,292,258
John D. Clayton, Executive Vice President and Chief Operating Officer (NEO)	2013	390,000	2,250,724	435,209	43,818	3,119,751
	2012	300,000	749,988	360,000	33,724	1,443,712
	2011	265,000	804,262	315,350	32,321	1,416,933
Don O. McCormack, Senior Vice President, Treasurer & Chief Accounting Officer (NEO)	2013	275,000	417,068	189,063	42,127	923,258
Nathan P. Murphy, Vice President and General Counsel (NEO) (5)	2013	128,190	960,784	112,192	35,942	1,237,108

(1)	Represents the total amount of the grant date fair value for restricted shares and PSUs awarded in 2011, 2012 and 2013 in accordance with valuation methodology in FASB ASC Topic 718. See the “Grants of Plan-Based Awards” table herein for information on awards of restricted stock and PSUs made in fiscal year 2013. These amounts do not necessarily correspond to the actual value that will be recognized by the NEOs. The amounts reported in this column assume settlement at target levels; however, PSUs may be vested at up to 200% at the discretion of the Compensation Committee. For additional information relating to our PSUs, please refer to the discussion above under the heading “Equity Grants.”

(2)	For 2013, the aggregate amount of “All Other Compensation” includes expenses for welfare benefits (medical, dental, long-term disability, and basic life insurance), 401(k) match, employee parking, and miscellaneous items for each executive officer. For Mr. Craddock, the aggregate amount includes reimbursement of monthly club dues. No single element of perquisites and personal benefits exceeds the greater of $25,000 or 10% of the total for that executive for fiscal year 2013, and as such the elements are not individually quantified. As is customary in employee relocations, a tax gross-up in the amount of $831 was provided for Mr. Murphy’s relocation benefits , but no tax gross-ups were provided for any other benefits.

(3)	Mr. Limbacher resigned his positions with the Company on April 1, 2013, and thus received only a partial year’s salary. Mr. Limbacher will receive no non-equity incentive plan compensation for 2013 service. The stock awards that Mr. Limbacher received in 2013 were forfeited upon his departure.

(4)	Mr. Murphy joined the Company in July 2013, and thus received only a partial year’s salary and pro-rated bonus for 2013.

GRANTS OF PLAN-BASED AWARDS

The following table discloses the actual numbers of shares of restricted stock and PSUs granted during 2013 and the grant date fair value of these awards. It also captures potential future payouts under the Company’s non-equity and equity incentive plans.

2013 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards; Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock and Option Awards (4) ($)
		Target ($)	Maximum ($)	Target (#)	Maximum (#)
James E. Craddock, Chairman, CEO and President (PEO)		600,000	1,200,000
	1/2/13			12,439	24,878		573,376
	1/2/13					12,439	573,376
	3/1/13			14,467	28,934		700,275
	3/1/13					14,467	700,275
Randy L. Limbacher, Former Chairman, CEO and President (PEO)		0	0
	1/2/13			30,532	61,064		1,407,373
	1/2/13					30,532	1,407,373
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)		360,000	720,000
	1/2/13			12,439	24,878		573,376
	1/2/13					12,439	573,376
	3/1/13					20,423	988,575
	4/1/13			1,192	2,384		56,614
	4/1/13					1,192	56,614
John D. Clayton, Executive Vice President & Chief Operating Officer (NEO)		360,000	720,000
	1/2/13			12,439	24,878		573,376
	1/2/13					12,439	573,376
	3/1/13					20,423	988,575
	3/1/13			1,192	2,384		57,699
	3/1/13					1,192	57,699
Don O. McCormack, Senior Vice President, Treasurer & Chief Accounting Officer (NEO)		151,250	302,500
	1/2/13			4,524	9,048		208,534

	1/2/13					4,524	208,534
Nathan P. Murphy, Vice President and General Counsel (NEO)		210,000	420,000
	8/1/13			10,300	20,600		480,392
	8/1/13					10,300	480,392

(1)	The Non-Equity Incentive Plan has no threshold, but has a maximum payout of 200%. Target awards for 2013 performance are calculated using base salaries as of December 31, 2013. Mr. Limbacher resigned from employment on April 1, 2013, and is not eligible for any 2013 payout under the Non-Equity Incentive Plan.

(2)	Represents PSUs for NEOs. PSUs granted in 2013 to Messrs. Craddock, Hagale, Clayton and McCormack will be considered by the Compensation Committee for vesting as of December 31, 2015, and the Compensation Committee may elect to vest from 0-200% of the PSUs granted. Mr. Murphy’s PSUs will be considered for vesting as follows: 1,720 on December 31, 2013; 3,430 on December 31, 2014; and 5,150 on December 31, 2015. The grant of PSUs made to Mr. Limbacher on January 2, 2013 was forfeited upon the termination of his employment.

(3)

Represents restricted common stock. For all grants other than the grants of 20,423 shares made to Messrs. Hagale and Clayton on March 1, 2013, restrictions will lapse as to 25% of these shares on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, and the remaining 50% on the third anniversary of the date of grant, assuming that the NEO remains employed by Rosetta or an affiliate on those dates. For the grants of 20,423 shares made to Messrs. Hagale and Clayton on March 1, 2013, restrictions on all shares will lapse on March 1, 2016, assuming the NEO remains employed by Rosetta or an affiliate on that date. The grant of restricted stock made to Mr. Limbacher on January 2, 2013 was forfeited upon his departure.

(4)	Represents the dollar amount of the grant date fair value for restricted stock and PSUs, recognized in accordance with FASB ASC Topic 718. The value of restricted stock awards and PSUs granted in 2013 was calculated using the fair-market value of our common stock (the average of the high and low trading prices) on the date of grant. The fair-market values used were $46.095 on January 2, 2013, $48.405 on March 1, 2013, $47.495 on April 1, 2013, and $46.64 on August 1, 2013. For a discussion of valuation assumptions, see Note 12 to the Company’s 2013 Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2013. The value shown assumes vesting of the PSUs at target.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2013 for the PEO, PFO and other NEOs. The table also shows unvested and unearned stock awards (both time-based and performance-contingent awards).

Name	Option Awards (1)					Stock Awards
	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexer- cised Options- Unexer- cisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)

James E. Craddock, Chairman, CEO and President (PEO)						38,491	1,828,515	45,878	2,179,434
	34,664	0	0	7.355	1/2/19
	18,000	0	0	21.39	5/1/18
Randy L. Limbacher, Former Chairman, CEO and President (PEO) (5)	0	0	0	-	-	0	0	0	0
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)	0	0	0	-	-	47,949	2,277,817	30,524	1,450,043
John D. Clayton, Executive Vice President & Chief Operating Officer (NEO)

	0	0	0	-	-	45,639	2,168,081	32,603	1,548,806
Don O. McCormack, Senior Vice President, Treasurer and Chief Accounting Officer (NEO)

	0	0	0	-	-	10,524	499,943	11,174	530,821

Nathan P. Murphy, Vice President and General Counsel (NEO)

	0	0	0	-	-	10,300	489,302	10,300	489,302

(1)	No options have been transferred, repriced, or purchased by the Company.

(2)	Reflects shares of restricted common stock that had not vested as of December 31, 2013. For Mr. Craddock, 6,725 shares vested on January 2, 2014, 2,098 shares vested on January 3, 2014, 5,291 shares vested on January 4, 2014, 6,727 will vest on January 2, 2015, 4,196 will vest on January 3, 2015 and 13,454 shares will vest on January 2, 2016. For Mr. Hagale, 3,407 shares vested on January 2, 2014, 2,313 vested on January 3, 2014, 6,956 vested on January 4, 2014, 3,408 shares will vest on January 2, 2015, 4,626 shares will vest on January 3, 2015, 6,816 shares will vest on January 2, 2016, and 20,423 shares will vest on March 1, 2016. For Mr. Clayton, 3,407 shares vested on January 2, 2014, 2,098 shares vested on January 3, 2014, 5,291 shares vested on January 4, 2014, 3,408 shares will vest on January 2, 2015, 4,196 shares will vest on January 3, 2015, 6,816 shares will vest on January 2, 2016, and 20,423 shares will vest on March 1, 2016. For Mr. McCormack, 1,131 shares vested on January 2, 2014, 2,000 will vest on September 4, 2014, 1,131 shares will vest on January 2, 2015, 4,000 shares will vest on September 4, 2015, and 2,262 shares will vest on January 2, 2016. For Mr. Murphy, 2,575 shares will vest on August 1, 2014, 2,575 shares will vest on August 1, 2015, and 5,150 shares will vest on August 1, 2016.

(3)	Market value of restricted stock and PSUs reflects a per share price of $47.505, which was the fair market value on December 31, 2013. The value of the PSUs assumes vesting at target, although the Compensation Committee may vest from 0-200% at the end of each performance period.

(4)	Reflects target amounts of PSUs that have not yet vested, including grants from 2011 that had not been considered for vesting by the Compensation Committee as of December 31, 2013. For Mr. Craddock, 10,581 PSUs vested on December 31, 2013, 8,391 PSUs will be eligible to vest on December 31, 2014, and 26,906 PSUs on will be eligible to vest on December 31, 2015. For Mr. Hagale, 7,642 PSUs vested on December 31, 2013, 9,251 PSUs will be eligible to vest on December 31, 2014, and 13,631 PSUs will be eligible to vest on December 31, 2015. For Mr. Clayton, 10,581 PSUs vested on December 31, 2013, 8,391 PSUs will be eligible to vest on December 31, 2014, and 13,631 PSUs will be eligible to vest on December 31, 2015. For Mr. McCormack, 2,650 PSUs vested on December 31, 2013, 4,000 PSUs will be eligible to vest on December 31, 2014, and 4,524 PSUs will be eligible to vest on December 31, 2015. For Mr. Murphy, 1,720 PSUs vested on December 31, 2013, 3,430 PSUs will be eligible to vest on December 31, 2014, and 5,150 PSUs will be eligible to vest on December 31, 2015.

(5)	Mr. Limbacher is shown in this table because he was PEO for a portion of 2013. He has no outstanding stock options and no unvested stock as of the end of 2013.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2013 for the PEO, PFO and other NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (2) (#)	Value Realized on Vesting (3) ($)
James E. Craddock, Chairman, CEO and President (PEO)	0	0	41,009	2,030,362
Randy L. Limbacher, Former Chairman, CEO and President (PEO)	197,600	6,682,280	165,771	8,232,343
John E. Hagale, Executive Vice President and Chief Financial Officer (PFO)	0	0	16,758	868,754
John D. Clayton, Executive Vice President and Chief Operating Officer (NEO)	52,664	1,935,952	41,009	2,030,362
Don O. McCormack, Senior Vice President, Treasurer and Chief Accounting Officer (NEO)	0	0	4,363	213,743
Nathan P. Murphy, Vice President and General Counsel (NEO)	0	0	0	0

(1)	Reflects gain on the exercise of options (difference between grant price and exercise price), before tax withholding.

(2)	Reflects the gross number of shares of restricted stock and PSUs vested in 2013, including any shares which may have been traded to satisfy tax withholding requirements.

(3)	Reflects value of all shares acquired at fair market value on the vesting date, including any that may have been traded to satisfy tax withholding requirements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

For a discussion and identification of amounts payable to our PEO, PFO and other NEOs upon termination of employment (either following or not following a change in control), assuming a termination date of December 31, 2013, please see the discussion of severance and change-in-control benefits above under “Severance Benefits” and “Change-in-Control Benefits.”

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board of Directors is providing the Company’s stockholders with an opportunity to provide an advisory vote related to executive compensation.

As part of its responsibilities, the Compensation Committee assists the Board in establishing the compensation of the Company’s CEO and other executive officers. Additional information regarding the Compensation Committee and its role is described in the “Compensation Discussion and Analysis” section of this Proxy Statement and the related tables and narrative disclosure. Consistent with our compensation philosophy, our executive compensation program has been designed to attract and retain key executive officers critical to long-term success and to compensate those individuals fairly and competitively for responsibility and accomplishment. Additionally, the compensation program is designed to align management’s incentives with the long-term interests of the Company’s stockholders.

To that end, we compensate our executive officers using a mix of base salary, annual performance bonus and equity grants, with equity grants representing a majority of the aggregate compensation for our NEOs. Specifically, of the total compensation actually paid or granted to our NEOs in 2013, approximately 69% was in equity, approximately 16% was in base salary, and approximately 15% was in bonus (paid in 2014 for 2013 performance). We firmly believe that these compensation programs have aligned the decisions of the executives with the interests of the stockholders, and we point to our total stockholder return against our peers as evidence of this. For the three-year period ended December 31, 2013, Rosetta’s total stockholder return was 28%, placing us near the top quartile of the exploration and production industry.

The Compensation Committee continually reviews best practices in executive compensation and governance. In observance of such best practices, the Company:

•	has no employment agreements with executive officers;

•	does not provide perquisites to the CEO and other NEOs unless generally available to all employees (other than the payment of monthly luncheon club membership dues for the CEO and of annual physical examinations for executive officers);

•	does not provide for any tax gross-ups for executive officers in the event of a change in control;

•	has established change-in-control agreements that contain a “double-trigger” provision;

•	has an incentive plan that discourages undue risk and aligns executive rewards with short-, medium-, and long-term Company performance; and

•	requires executives to have a meaningful ownership interest in the Company through the Officers Stock Ownership Guidelines.

For the reasons discussed above, we are asking stockholders to approve the following advisory resolution at the 2014 Annual Meeting:

RESOLVED, that the stockholders of Rosetta Resources Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board unanimously recommends that you vote FOR the approval of the advisory resolution on executive compensation.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Compensation of Directors

Annually, the Compensation Committee engages an independent consultant to conduct a study of compensation for non-employee directors to ensure that our directors are being paid fairly and equitably, and that their mix of cash and equity compensation is appropriate to ensure alignment of incentives with those of our stockholders. In August 2013, the Compensation Committee selected Pearl Meyer to conduct this study and to recommend any changes necessary to achieve these goals. The Pearl Meyer study in 2013 determined that our director compensation was below the median within our Peer Group (see “Compensation Discussion and Analysis” section of this Proxy Statement for a list of those peer companies). As such, the Compensation Committee recommended changes to the compensation structure for non-employee directors for implementation in 2014.

We pay each of the non-employee directors an annual cash retainer which is currently set at $75,000. In addition, the lead independent director is currently paid an annual retainer of $15,000, the Chairperson of the Audit Committee is currently paid an annual retainer of $15,000, the Chairperson of the Compensation Committee is currently paid an annual retainer of $10,000, and the Chairperson of the Nominating and Corporate Governance Committee is currently paid an annual retainer of $8,250. Effective with elections at the 2014 Annual Meeting of Shareholders, the annual retainer for the lead independent director and the Chairperson of the Audit Committee will increase to $20,000; for the Chairperson of the Compensation Committee, $15,000; and for the Chairperson of the Nominating and Corporate Governance Committee, $10,000. We reimburse all directors for reasonable expenses incurred while attending Board and committee meetings. Directors may take an annual physical examination at the Company’s expense.

Upon each initial election to the Board that does not occur at the Annual Meeting, each director receives a cash retainer, the amount of which will be determined by multiplying $75,000 by a fraction, the numerator of which will be the number of days from the grant date until the one-year anniversary of the previous Annual Meeting, and the denominator of which will be 365.

Any non-employee director may elect to receive a grant of shares of the Company’s common stock in lieu of all or any portion of the annual retainer fees. The number of shares is determined by dividing the fee amount by the fair market value (the average of the high and low trading price) of the common stock on the day of the Annual Meeting.

Each director who was reelected to the Board at the 2013 Annual Meeting received a grant of restricted stock, the number of shares of which were determined by dividing $120,000 by the average of the fair market value of a share of Rosetta common stock for the 30 trading days immediately preceding the Annual Meeting, then rounded up to the next whole share. The dollar value of this grant will increase to $150,000 at the 2014 Annual Meeting. The shares granted upon reelection vest one year from date of grant.

Upon each initial election to the Board that does not occur at the Annual Meeting, each director receives a grant of restricted stock, the number of shares of which will be determined by dividing (a) $120,000 by the average of the fair market value of a share of Rosetta common stock for the 30 trading days immediately preceding the grant date, (b) then multiplying that product by a fraction, the numerator of which will be the number of days from the grant date until the one-year anniversary of the previous Annual Meeting, and the denominator of which will be 365, and (c) then rounding up to the next whole share. The annualized dollar value of this grant will increase to $150,000 for directors who are initially elected after the 2014 Annual Meeting. The shares granted upon initial election will vest on the same date as shares granted to directors who were re-elected at the previous Annual Meeting.

We have implemented requirements that each non-employee director hold a specific minimum level of stock, and these requirements are set forth in the Non-Employee Director Stock Ownership Guidelines, available in the “Corporate Governance” section of our website at www.rosettaresources.com. The guidelines require each non-employee director to own shares of equivalent value equal to at least four times the annual cash retainer received for service as a director. Stock that counts towards satisfaction of this requirement includes stock owned, whether directly or in street name; stock held beneficially; unvested restricted stock; and vested stock options. Directors have five years from the later of the date of their appointment to the Board or the effective date of the guidelines to meet the requirement. For purposes of this requirement, the value of the stock will be deemed to be the greater of the price at acquisition or at current market value. All of our directors are in compliance with the ownership guidelines.

Mr. Craddock does not receive separate compensation for service on the Board of Directors or for serving as its Chairman, nor will any other officers, if any, who serve as directors in the future, receive separate compensation. See “2013 Director Compensation Table” for more information on director compensation paid for fiscal year 2013.

2013 DIRECTOR COMPENSATION TABLE

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s independent non-employee directors during the fiscal year ended December 31, 2013. For a description of the fees and other awards payable to the Company’s directors, please refer to the section titled “Information Concerning the Board of Directors – Compensation of Directors” contained elsewhere in this Proxy Statement.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (3) ($)	Total ($)
Richard W. Beckler	83,250	129,586	0	212,836
Matthew D. Fitzgerald	90,000	129,586	0	219,586
Philip L. Frederickson	90,000	129,586	0	219,586
D. Henry Houston	75,000	129,586	0	204,586
Carin S. Knickel	27	204,559	0	204,586
Holli C. Ladhani (2)	45,205	76,410	0	121,615
Donald D. Patteson, Jr.	36,755	177,831	1,395	215,981
Jerry R. Schuyler (2)	33,493	50,233	0	83,726

(1)	Represents the total amount of the grant date fair value for shares awarded in 2013, in accordance with FASB ASC Topic 718. Actual income realized by the director will depend on our stock price at the time of vesting. Mr. Patteson and Ms. Knickel elected to receive a portion of their annual retainers for board service in stock.

(2)	Ms. Ladhani and Mr. Schuyler joined the Board after the 2013 stockholders’ meeting, and their compensation is prorated for a partial year of service.

(3)	“All Other Compensation” for Mr. Patteson represents the cost for a physical examination.

The following table shows the outstanding options and unvested stock awards held by each of the Company’s non-employee directors as of December 31, 2013.

Director Name	Aggregate Stock Awards Outstanding as of December 31, 2013 (1) (#)	Aggregate Option Awards Outstanding as of December 31, 2013 (2) (#)	Grant Date Fair Value of Stock and Option Awards Made During 2013 ($)
Richard W. Beckler (3)	0	12,500	129,586
Matthew D. Fitzgerald	2,686	5,000	129,586
Philip L. Frederickson	2,686	5,000	129,586
D. Henry Houston (3)	0	0	129,586
Carin S. Knickel	2,686	0	204,559
Holli C. Ladhani	1,409	0	76,410
Donald D. Patteson, Jr.	2,686	25,000	177,831
Jerry R. Schuyler	969	0	50,233

(1)	Represents the shares of stock on which restrictions had not lapsed as of December 31, 2013.

(2)	Represents stock options that had not been exercised as of December 31, 2013.

(3)	Messrs. Beckler and Houston retired from Rosetta’s Board of Directors in December 2013, and remaining restrictions on their stock lapsed at that time.

Compensation Committee Interlocks and Insider Participation

At December 31, 2013, the members of the Compensation Committee were Messrs. Patteson and Frederickson and Ms. Knickel, with Mr. Patteson serving as the Chairman of the Compensation Committee. No member of the Compensation Committee has been an officer or employee of the Company at any time, and no such person had any relationship requiring disclosure under Item 404 of Regulation S-K.

During 2013, no executive officer or employee of the Company served as (i) a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors; or (iii) a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of our Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY

COMPENSATION PLANS

As of December 31, 2013, the following equity securities were authorized for issuance under the Company’s existing compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1) (a) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (#) (2)
Equity Compensation Plans Approved by Security Holders	131,506	14.79	3,634,209
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	131,506	14.79	3,634,209

(1)	Includes all stock options granted as of December 31, 2013, less all that have been exercised or cancelled as of December 31, 2013. All outstanding options are fully vested.

(2)	Includes 157,285 PSUs at target that were granted under the 2005 Long-Term Incentive Plan, but that have not yet been settled. PSUs may be settled from 0-200%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Our employees generally prepare these reports for our officers and directors on the basis of information obtained from or on behalf of each director and officer. Based solely on a review of copies of the reports and written representations provided to the Company from the individuals required to file reports, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by our directors, executive officers and persons owning more than 10% of our common stock during the last fiscal year were filed on time.

CERTAIN TRANSACTIONS

We have entered into indemnification agreements with the members of the Board and with our executive officers.

We have a related party transactions procedure for the review, approval or ratification of related party transactions, which are defined as all current or proposed transactions in excess of $120,000 in which (i) the Company is a participant and (ii) any director, executive officer or immediate family member of any director or executive officer has a direct or indirect material interest. While this procedure is not formally stated, it is derived from our Governance Guidelines.

Pursuant to such procedures, all executive officers and directors are required to notify the General Counsel or the Corporate Secretary as soon as practicable of any proposed related party transaction. The General Counsel will determine whether a potential transaction or relationship constitutes a related party transaction that requires compliance with the policy and/or disclosure as a related party transaction under applicable SEC rules. If the General Counsel determines that the transaction or relationship constitutes a related party transaction, the transaction is referred to the Nominating and Corporate Governance Committee. Any member of the Nominating and Corporate Governance Committee who has an interest in the transaction presented for consideration will abstain from voting on the related party transaction.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is composed entirely of independent directors, has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for 2014. The Board has endorsed this appointment.

Ratification of the appointment of PwC as our independent registered public accounting firm for 2014 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

The Board unanimously recommends that you vote FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee appointed PwC as our independent registered public accounting firm for 2014. Stockholders are being asked to ratify the appointment of PwC at the annual meeting pursuant to Proposal 3. Representatives of PwC are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees Summary

The following table shows the fees paid or accrued by us for services provided by PwC during the periods indicated:

($ in Thousands)	2013	2012
Audit Fees (1)	$1,653	$1,300
Audit-Related Fees (2)	123	48
Tax Fees	—	—
Other	—	—

(1)	Audit fees represent fees for professional services provided in connection with: (a) the annual integrated audit of our consolidated financial statements and effectiveness of our internal control over financial reporting; (b) the review of our quarterly consolidated financial statements; and (c) other assurance and related services, including attest reports and accounting consultations related to acquisitions and securities offerings in 2013.

(2)	Audit-related fees represent fees for professional services provided in connection with other assurance and related services, including carve-out audits related to acquisitions.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services by the independent registered public accountant prior to the receipt of such services. Non-audit services may be pre-approved by the Audit Committee Chairman who will report such pre-approval to the Audit Committee at its next scheduled meeting.

All fees for 2013 and 2012 set forth in the table above were pre-approved by the Audit Committee Chairman or the Audit Committee, as provided above, which in either case determined that such services would not impair the independence of the auditor and would be consistent with the SEC’s rules on auditor independence.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of

Rosetta Resources Inc.:

The primary purpose of the Audit Committee of the Company’s Board of Directors is to assist the Board of Directors in fulfilling its responsibilities for monitoring (i) the integrity of the quarterly and annual financial and accounting information to be provided to the stockholders and the SEC; (ii) the system of internal controls that management has established; (iii) the Company’s independent registered public accountants’ qualifications and independence; (iv) the performance of the Company’s internal audit functions and its independent registered public accountants; and (v) the Company’s compliance with legal and regulatory requirements governing the preparation and reporting of financial information. The Audit Committee’s function is more fully described in its charter, a copy of which is posted in the “Corporate Governance” section on our website at www.rosettaresources.com. The Audit Committee held six meetings during 2013, including regular meetings addressing earnings releases and related matters.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with PwC, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also discussed with PwC and management PwC’s independence from the Company and received the written disclosures and the letter from PwC concerning independence as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.”

Based on the Audit Committee’s discussions with management and PwC, and its review of the representations of management and the report of PwC to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 24, 2014.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

AUDIT COMMITTEE

Matthew D. Fitzgerald, Chairman

Holli C. Ladhani

Donald D. Patteson, Jr.

OTHER BUSINESS

Management does not intend to bring any other business before the meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholder Proposals. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, proposals that stockholders intend to have included in the Company’s Proxy Statement and form of proxy for the 2015 Annual Meeting of Stockholders must be received by the Company no later than December 5, 2014.

Such proposals may be submitted by eligible stockholders and must comply with the relevant regulations of the SEC regarding stockholder proposals. Such proposals should be sent to the Company’s principal executive offices at 1111 Bagby, Suite 1600, Houston, Texas 77002; Attn.: Corporate Secretary.

If a stockholder intends to present a proposal for consideration at the Company’s 2015 Annual Meeting of Stockholders without inclusion in the proxy statement and form of proxy, such proposal must comply with our Bylaws and any applicable rules and regulations of the SEC and be received by us no earlier than January 16, 2015 and no later than February 15, 2015.

Stockholder Nomination of Directors. The Company has not received stockholder recommendations for a director nominee for consideration at the Annual Meeting. To be considered at the 2015 Annual Meeting of Stockholders, our Bylaws require that a stockholder’s notice with respect to director nominations be submitted to the Company no earlier than January 16, 2014 and no later than February 15, 2014.

Stockholder recommendations of individuals for consideration as a nominee for director at future annual meetings should be submitted in writing to the attention of the Corporate Secretary, 1111 Bagby, Suite 1600, Houston, Texas 77002 not later than the 90th day nor earlier than the 120th day before the anniversary date of the immediately preceding annual meeting. To be in proper written form, a stockholder’s notice with respect to director nominations must set forth:

1.	As to each nominee, the name, age, business address and residence address of such nominee and his or her principal occupation or employment;

2.	As to the stockholder giving notice, (a) certain identifying information with respect to such stockholder and any other person on whose behalf the nomination is made (such stockholder or other person, a “Nominating Person”) and (b) a description of all arrangements or understandings between such Nominating Person, any proposed nominee and any other person (including their names) pursuant to which the nomination(s) are to be made by the Nominating Person; and

3.	As to each nominee or Nominating Person, (a) the class and number of shares of the Company’s capital stock owned beneficially or of record by such person, (b) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of, or any other agreement has been made, the effect or intent of which is to mitigate loss or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any Company securities, and (c) any other information relating to such persons required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to the Exchange Act.

All stockholder notices must include a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such nomination before the meeting and a statement whether any Nominating Person intends to solicit proxies in connection with the nomination. Additionally, director nomination notices must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Solicitation Cost. The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by officers, agents or employees of the Company, who will receive no additional compensation therefor. The Company will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

ADDITIONAL INFORMATION

Annual Report

The annual report to stockholders for the year ended December 31, 2013 is being mailed to all stockholders entitled to vote at the meeting. The annual report to stockholders does not form any part of the proxy soliciting materials. Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, are available without charge to stockholders through the “Investor Relations” section of the website at www.rosettaresources.com or upon request to the Corporate Secretary of Rosetta Resources Inc. at 1111 Bagby, Suite 1600, Houston, Texas 77002.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Corporate Secretary of the Company at 1111 Bagby, Suite 1600, Houston, Texas 77002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Number of Proxy Statements and Annual Reports

Only one copy of this Proxy Statement and the annual report accompanying this Proxy Statement will be mailed to stockholders who have the same address unless we receive a request that the stockholders with the same address are to receive separate Proxy Statements and annual reports. These additional copies will be supplied at no additional cost to the requesting stockholder. If you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct you request as follows: Karen Paganis, Assistant General Counsel and Corporate Secretary, Rosetta Resources Inc., 1111 Bagby Street, Suite 1600, Houston, Texas 77002.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO VOTE YOUR PROXY AS SOON AS POSSIBLE.

By order of the Board of Directors of

ROSETTA RESOURCES INC.

Karen Paganis

Assistant General Counsel and Corporate Secretary

Houston, Texas

April 4, 2014

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, equity grant practices and expectations and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements may appear throughout this report, including without limitation, the sections under the headings “Compensation Discussion and Analysis”. These forward-looking statements in some cases are identified by terminology such as “may,” “will,” “could,” “should,” “would”, “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “pursue,” “target” or “continue,” the negative of such terms or variations thereon, or other comparable terminology. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the sections titled “Risk Factors” of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this proxy statement are not guarantees of future performance, actions or activities, and we cannot assure any reader that such statements will be realized or that the events and circumstances they describe will occur.

ROSETTA RESOURCES INC.

ATTN: KAREN PAGANIS

1111 BAGBY STREET

SUITE 1600

HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH
AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

	01 James E. Craddock	☐	☐	☐

	02 Matthew D. Fitzgerald	☐	☐	☐

	03 Philip L. Frederickson	☐	☐	☐

	04 Carin S. Knickel	☐	☐	☐

	05 Holli C. Ladhani	☐	☐	☐

	06 Donald D. Patteson, Jr.	☐	☐	☐

	07 Jerry R. Schuyler	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	RESOLVED, that the stockholders of the Company
approve, on an advisory basis, the compensation of
the Company’s named executive officers disclosed in
the Compensation Discussion and Analysis, the
Summary Compensation Table and the other related
compensation tables, notes and narrative in the Proxy
Statement for the Company’s 2014  Annual Meeting
	of Stockholders.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		For	Against	Abstain

3	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR the election of all nominees under proposal 1, FOR proposal 2, FOR proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

ROSETTA RESOURCES INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

5/16/2014 9:00 A.M. CST

The stockholder(s) hereby appoint(s) James E. Craddock and John E. Hagale, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ROSETTA RESOURCES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00:00 A.M. CST on 5/16/2014, at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby Street, Houston, Texas 77002, and any adjournment or postponement thereof, and to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side